Exhibit 10.4

MEMOGAIN TECHNOLOGY LICENCE AGREEMENT

BETWEEN:

NEURODYN LIFE SCIENCES INC. having an address at 439 Helmcken Street
Vancouver, British Columbia, V6B 2E6
(“Neurodyn”)

AND:

NEURODYN COGNITION INC. having an address at 439 Helmcken Street
Vancouver, British Columbia, V6B 2E6
(the “Licensee”)

WHEREAS:

A.	Neurodyn is the owner of the intellectual property and patents related to the development of a pro-drug of Galantamine referred to as Memogain and the Information and data associated therewith, which is collectively referred to herein as the “Memogain Technology”.

B.	Neurodyn acquired the Memogain Technology pursuant to the Memogain Asset Purchase Agreement made between Neurodyn and Galantos Pharma GmbH.

C.	Pursuant to the Memogain Asset Purchase Agreement, Neurodyn is obligated to make royalty and other payments to Galantos Pharma GmbH, all as is set out in the Memogain Asset Purchase Agreement.

D.	The Licensee wishes to obtain from Neurodyn the exclusive right and licence to further develop and exploit directly or by way of sub-license the Memogain Technology and to manufacture, distribute, market, sell, and/or license or sublicense products derived or developed from the Memogain Technology to other companies and the general public during the term of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1. DEFINITIONS:

1.1 In this Agreement, the following words and phrases shall mean:

(a)	“Affiliated Company” or “Affiliated Companies”: shall mean two or more corporations where the relationship between them is one in which one of them is a subsidiary of the other, or both are subsidiaries of the same corporation, or fifty percent (50%) or more of the voting shares of each of them is owned by the same person, corporation or other legal entity.

(b)	“Agreement”; shall mean this Memogain Technology License Agreement made between Neurodyn Life Sciences Inc. and Neurodyn Cognition Inc. as the Licensee.

(c)	“Confidential Information”: shall mean any part of the Information which is disclosed by one party to the other and which is designated in writing by that disclosing party as confidential but excluding any part of the Information:

(i)	possessed by the party receiving it prior to receipt from the disclosing party, other than through prior disclosure by the disclosing party, as evidenced by the receiving party’s business records;

(ii)	published or available to the general public otherwise than through a breach of this Agreement;

(iii)	obtained by the receiving party from a third party with a valid right to disclose it, provided that third party is not under a confidentiality obligation to the disclosing party, or

(iv)	independently developed by employees, agents or consultants of the receiving party who had no knowledge of or access to the disclosing party’s Information as evidenced by the receiving party’s business records.

(d)	“Commencement Date”: shall mean the 23rd day of March, 2015, and this Agreement will be deemed to have come into force on the Commencement Date and shall be read and construed accordingly.

(e)	“Field of Use”: shall mean and be restricted to those disease indications specifically designated or claimed in the Memogain Patents.

(f)	“Galantos”: shall mean Galantos Pharma GmbH.

(g)	“Galantos Royalty Payment”: shall mean the payments referred to in section 3.2 and 3.3 of this Agreement.

(h)	“Improvements”: shall mean any and all improvements, variations, updates, modifications, and enhancements made by either Neurodyn or the Licensee or any sublicensees relating to the Memogain Technology at any time after the Commencement Date.

(i)	“Information”: shall mean any and all Memogain Technology and any Improvements, the terms and conditions of this Agreement, and any and all oral, written, electronic or other communications and other information disclosed or provided by the parties including any and all analyses or conclusions drawn or derived therefrom regarding this Agreement and information developed or disclosed hereunder, or any party’s raw materials, processes, formulations, analytical procedures, methodologies, products, samples and specimens or functions.

(j)	“Memogain Asset Purchase Agreement”: shall mean that agreement dated for reference August 23 2013, and made between Neurodyn and Galantos Pharma GmbH, a copy of which is attached as Schedule ‘B’.

(k)	“Memogain Assets”: shall mean all of the agreements and documents of every nature and kind associated with the development of the Memogain Technology, whether developed by Galantos and purchased by Neurodyn pursuant to the Memogain Asset Purchase Agreement or subsequently developed by Neurodyn including without limitation the assets listed on Schedule A.

(l)	“Memogain Patents”: shall mean any and all of those patents and patent applications listed on Schedule A and any and all international applications, national phase applications, divisional applications, continuations, continuations- in-part, reissues, re-examinations, renewals or extensions thereof, or substitutions therefore, or that are otherwise related thereto, and any and all patents issuing therefrom. For purposes of clarification, all future applications that relate to, in whole or in part, any of the Memogain Patents shall be solely owned by Neurodyn and shall be incorporated into and form part of the Memogain Patents.

(m)	“Memogain Technology”: shall mean the Memogain Patents, the Memogain Trademarks, and the Memogain Assets listed on Schedule A, the Improvements, and all inventions disclosed and/or claimed thereunder, and any and all knowledge, know-how, procedures, processes, business and/ or trade secrets, intellectual or industrial property, copyright, methods, practices, and/or techniques licensed to, invented, developed and/or acquired, or being invented, developed or acquired by Neurodyn prior to the date of this Agreement related to Memogain, also called GLN-1062, which is a pro-drug of galantamine including, without limitation, any and all related salts and formulations described in the Memogain Patents, the Memogain Assets and the Improvements, which are related to, or necessary for the exploitation and commercialization of same including, without limitation, all technical and non-technical information, research, data, log books, specifications, formulations, designs, ideas, works, creations, diagrams, drawings, instructions, manuals, software programs, software documents, financial and pricing information, manufacturing, any other information, and papers relating to the Memogain Patents, the Memogain Trademarks, the Memogain Assets and the Improvements, and information, applications or other materials related to any planned clinical trials, and information, applications or other materials related to any regulatory filings, and generally any information of any nature whatsoever, whether written or otherwise, relating to the Memogain Patents, the Memogain Trademarks, the Memogain Assets and the Improvements.

(n)	“Memogain Trademarks” or “Trademarks”: shall mean all trademarks, trade names, URL ‘s held by Neurodyn, or applied for by Galantos or Neurodyn, with respect to the Memogain Technology and any Products derived therefrom.

(o)	“Neurodyn Royalty Payment”: shall mean the payments described in section 3.4 of this Agreement.

(p)	“Product(s)”: shall mean any products or goods that are manufactured in connection with or include or incorporate the Memogain Technology or any Improvements, or are made by a process that uses the Memogain Technology or any Improvements.

(q)	“Revenue”: shall mean all revenues, receipts, monies, and the fair market value of all other consideration directly or indirectly collected or received whether by way of cash or credit or any barter, benefit, advantage, or concession received by the Licensee and any and all sublicensees of the Licensee from the marketing, manufacturing, sale, distribution, or leasing of the Memogain Technology and any Improvements, and/ or any Products in any or all parts of the world where the Licensee is permitted by law and this Agreement to market, manufacture, sell, distribute, or lease the Memogain Technology and any Improvements, and/or any Products, less the following deductions to the extent included in the amounts invoiced and thereafter actually allowed and taken:

(i)	trade and quantity discounts actually given to the purchasers to a maximum discount of 50%;

(ii)	all government taxes, customs and excise, export, sales and value added taxes, and other charges or governmental fees of every nature or kind (except for taxes on or measured by income); and

(iii)	Transportation and insurance charges and commissions.

Where any Revenue is derived from a country other than Canada it shall be converted to the equivalent in US dollars on the date the Licensee is deemed to have received such Revenue pursuant to the terms hereof at the rate of exchange set by the Bank of Canada for buying such currency. The amount of US dollars pursuant to such conversion shall be included in the Revenue. Products shall be deemed to have been sold by the Licensee and included in the Revenue when the Licensee receives consideration in respect of Products from its customer. Products shall be deemed to have been sold by sublicensees and included in the Revenue when the Licensee receives consideration in respect of Products from said sublicensees.

(r)	“Territory”: shall mean world-wide.

(s)	“Termination Date “: shall mean the date on which this Agreement is terminated pursuant to Article 18.

1.2 All payment amounts shall be in US Dollars unless otherwise stated.

1.3 The schedules attached hereto and described as follows are incorporated into this Agreement by reference and deemed to form a part thereof:

Schedule A          Memogain Technology

Schedule B          Memogain Asset Purchase Agreement

Schedule C          Neurodyn Royalty Payment Terms and Conditions

2. PROPERTY RIGHTS IN AND TO THE MEMOGAIN TECHNOLOGY:

2.1 The parties hereto hereby acknowledge and agree that Neurodyn owns any and all right, title and interest in and to the Memogain Technology, as well as any and all Improvements.

2.2 The Licensee shall, at the request of Neurodyn, enter into such further agreements and execute any and all documents as may be required to ensure that ownership of the Memogain Technology and any Improvements remains with Neurodyn, all without any charge.

2.3 On the last working day of June of each and every year during which this Agreement remains in full force and effect, the Licensee shall deliver in writing the details of any and all Improvements which the Licensee and any sublicensees of the Licensee develops and/or acquires.

3. GRANT OF LICENCE, ASSUMPTION OF OBLIGATIONS

3.1 In consideration of the following:

a)	The Licensee assuming Neurodyn’s obligations under the Memogain Asset Purchase Agreement, in accordance with section 3.2 hereof:

b)	The Licensee shall pay or cause to be paid to Neurodyn or to its direction the Neurodyn Royalty Payments, in accordance with section 3.4; and

c)	The Licensee’s performance of the terms, conditions, obligations and covenants on the part of the Licensee contained in this Agreement;

(sections 3.1 a), b) and c), collectively “the Licensee’s Obligations”)

Neurodyn hereby grants to the Licensee an exclusive licence to use and sublicense the Memogain Technology and any Improvements in the Field of Use in the Territory, and to manufacture, distribute, and sell Products in the Field of Use in the Territory, on the terms and conditions herein set forth during the term of this Agreement.

3.2 The Licensee acknowledges that the Memogain Technology was purchased by Neurodyn pursuant to the Memogain Asset Purchase Agreement, and the Licensee hereby agrees to be bound by, and to assume and fulfil all of Neurodyn’s obligations under the Memogain Asset Purchase Agreement as if the Licensee was a signatory to same, and to keep Neurodyn fully informed in writing when doing so including, without limitation, immediately providing Neurodyn with a copy of every written communication sent to and received by the Licensee. Specifically, and without intending to limit the foregoing, the Licensee covenants to pay or cause to be paid to Galantos any and all payments all as more particularly set out in the Memogain Asset Purchase Agreement as follows:

i)	3 % of the Net Sales Revenue received by the Licensee from the sale of Product;

ii)	10 % of any Sublicensing Revenue; and

iii)	25 % of any Upfront Payment or Milestone Payment paid by a sub-licensee to the Licensee.

(the payments listed in this section 3.2 i), ii) and iii) shall be collectively referred to as the ‘Galantos Royalty Payments’)

3.3 The Licensee shall pay the Galantos Royalty Payments to or to the direction of Galantos up to a cumulative total of 10,000,000 Euros or, subject to the provisions of section 3.3 of the Memogain Asset Purchase Agreement, the cumulative total may be increased to 15,000,000 Euros, and thereafter the Galantos Royalty Payments shall be at an end and no further payments shall be due to Galantos pursuant to the Memogain Asset Purchase Agreement (the ‘Galantos Royalty End Date’).

3.4 Commencing on the Galantos Royalty End Date, the Licensee shall pay or cause to be paid to or to the direction of Neurodyn a royalty equal to 1.0% of the Revenue received by the Licensee over the amount of $100 million per annum (the ‘Neurodyn Royalty Payment’) in accordance with the terms and conditions set out in Schedule C.

3.5 The Licensee shall be responsible for all costs of every nature and kind associated with the development of the Memogain Technology and any Products, including but not limited to:

a)	any royalties, payments and costs whatsoever associated with the Memogain Asset Purchase Agreement, and

b)	any costs and expenses associated with the registration, maintenance, prosecution, and defence of the Memogain Patents and the Memogain Trademarks.

3.6 The Licensee acknowledges and agrees that the license herein granted does not include any property interest whatsoever (now and in the future) in the name ‘Neurodyn’. Neurodyn is allowing the Licensee to use its name at will only. Accordingly, Neurodyn may require the Licensee to remove ‘Neurodyn’ from its name upon no less than ninety (90) days prior written notice.

4. SUBLICENSING:

4.1 The Licensee shall have the right to grant sublicences to Affiliated Companies and other third parties with respect to the Memogain Technology and any Improvements, for a term which shall not exceed the term specified in Article 17 of this Agreement less one (1) day, provided the prior written consent of Neurodyn is obtained, which consent shall not be unreasonably withheld and, provided further, that any said sublicence shall contain covenants by the sublicensee to observe and perform similar terms and conditions to those in this Agreement, and that the Licensee provides Neurodyn with a copy of each said sublicence agreement forthwith after execution.

5. EXPENSE REIMBURSEMENT:

5.1 The Licensee shall reimburse Neurodyn for funds it has expended on the development of the Memogain Technology provided that the reimbursement of expenses shall not be characterized as an upfront or milestone fee or payment. The Licensee shall execute a promissory note in favour of Neurodyn (the ‘Expense Reimbursement Note’) dated as of the Commencement Date in the principal amount of One Million and Four Hundred Thousand Dollars U.S. ($1,400,000.00) together with interest at the rate of six (6%) per annum, compounded annually.

5.2 The Expense Reimbursement Note shall have a term of 2 years with no fixed repayment schedule provided that after the Debt Due Date the interest shall increase at the rate of 4 % per year to a maximum of 18%. All payments received to be applied first against interest and secondly against principal.

5.3 The Licensee may pay the Expense Reimbursement Note, in whole or in part or parts, from time to time as soon as it is financially capable of doing same without impairment of its ability to conduct its business (as determined by the Licensee’s Board of Directors acting reasonably, and applying sound business principles), provided however that the Expense Reimbursement Note shall be wholly due and payable on the second anniversary of the Commencement Date (the “Debt Due Date”).

5.4 Should the Licensee engage in an equity financing (at any time and from time to time) while any amount of the Expense Reimbursement Note is not paid, Neurodyn shall have the right to elect to convert any part (or the whole) of the Expense Reimbursement Note into shares of the Licensee on the same terms as any such equity financing.

5.5 The Licensee acknowledges and agrees that Neurodyn shall be free to assign the Expense Reimbursement Note at any time without the consent of the Licensee and in such event the Licensee’s obligations pursuant to the Expense Reimbursement Note shall remain in full force and effect as if the Expense Reimbursement Note had been made between the Licensee and the assignee.

6. MEMOGAIN PATENTS:

6.1 The Licensee shall have the first right to identify any process, use or Products arising out of the Memogain Technology and any Improvements that may be patentable in any jurisdiction, and may apply for a patent in any jurisdiction in the name of Neurodyn, provided the Licensee pays all costs of applying for, registering, and maintaining said patents in those jurisdictions, and obtains Neurodyn’s prior written consent.

6.2 In the event of the issuance of any patents pursuant to section 6.1, such patents shall be deemed to be Memogain Patents and part of the Memogain Technology, and governed by the terms of this Agreement.

6.3 The Licensee hereby agrees, at the Licensee’s sole cost, to take all actions necessary:

a)	to maintain the Memogain Patents and the Memogain Trademarks in all jurisdictions currently registered; and

b)	to register and maintain Memogain Patents and the Memogain Trademarks (or any of them), on behalf of Neurodyn (as the owner of same), in any other jurisdiction Neurodyn shall direct, in its sole discretion, and upon providing thirty (30) days prior written notice to the Licensee.

Neurodyn will execute and deliver such further documents and instruments as are required in order to enable the Licensee to perform its obligations under this Article 6.

7. DISCLAIMER OF WARRANTY:

7.1 Neurodyn makes no representations, conditions, or warranties, either express or implied, with respect to the Memogain Technology or any Improvements or the Products. Without limiting the generality of the foregoing, Neurodyn specifically disclaims any implied warranty, condition, or representation that the Memogain Technology or any Improvements or the Products:

(a)	shall correspond with a particular description;

(b)	are of merchantable quality;

(c)	are fit for a particular purpose; or

(d)	are durable for a reasonable period of time.

Neurodyn shall not be liable for any loss, whether direct, consequential, incidental, or special which the Licensee suffers arising from any defect, error, fault, or failure to perform with respect to the Memogain Technology or any Improvements or Products, even if Neurodyn has been advised of the possibility of such defect, error, fault, or failure. The Licensee acknowledges that it has been advised by Neurodyn to undertake its own due diligence with respect to the Memogain Technology, any Improvements and any Products.

7.2 The parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the international Sale of goods have no application to this Agreement.

7.3 Nothing in this Agreement shall be construed as:

(a)	a warranty or representation by Neurodyn as to title or that anything made, used, sold or otherwise disposed of under the licence granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks, industrial design or other intellectual property rights;

(b)	an obligation by Neurodyn to bring or prosecute or defend actions or suits against third parties for infringement of patents, copyrights, trademarks, industrial designs or other intellectual property or contractual rights; or

(c)	the conferring by Neurodyn of the right to use Neurodyn’s name in advertising or publicity.

8. INFRINGEMENT:

8.1 In the event that either Neurodyn or the Licensee is or becomes aware of any infringement of the Memogain Technology or any Products, such party shall immediately provide written notice to the other party including reasonable evidence of such infringement. The parties shall discuss what action should be taken to deal with such infringement. If, within 45 days after such notification, the parties are unable to agree upon a course of action, and the respective roles of the parties in taking such action, the Licensee may itself bring suit for infringement, and may name Neurodyn as a nominal party plaintiff.

8.2 Unless the parties agree to the contrary, any legal action which is brought pursuant to this Article 8 shall be at the sole expense of the Licensee including, without limitation, any award of damages and/or costs made against Neurodyn.

8.3 Any damages or costs recovered in respect of a lawsuit commenced pursuant to this Article 8 shall be applied:

a)	firstly, to pay any award of damages and/or costs made against Neurodyn;

b)	secondly, to reimburse the costs and expenses of the lawsuit incurred by the party commencing the lawsuit;

c)	thirdly, to reimburse the costs and expenses of the lawsuit incurred by the other party (if any); and

d)	the balance, if any, shall be distributed 100% to the Licensee, unless Neurodyn commenced the lawsuit, in which case it shall be distributed 98.5 % to Neurodyn and 1.5% to the Licensee and provided that any damages received by the Licensee shall be deemed Revenue and subject to the terms and conditions of this Agreement.

8.4 Each party agrees to cooperate with the other in litigation proceedings involving the Memogain Patents and the Memogain Trademarks, but the costs and expenses relating to such cooperation shall be borne by the party commencing the lawsuit unless the parties agree to the contrary. Such litigation shall be controlled by the party bringing the suit unless the parties agree to the contrary. In the event that the Licensee commences the lawsuit, Neurodyn may nonetheless, at the Licensee’s sole expense, be represented by counsel of its own choice.

8.5 In the event Neurodyn refuses to participate in a suit and the Licensee brings same, the Licensee may not withhold any amount payable pursuant to this Agreement.

8.6 In the event that any complaint alleging infringement or violation of any patent or other proprietary rights is made against the Licensee or a sublicensee of the Licensee with respect to the use of the Memogain Technology or any Products, the following procedure shall be adopted:

(a)	Upon receipt of any such complaint, the Licensee shall immediately provide written notice to Neurodyn, and shall keep Neurodyn fully informed of the actions and positions taken by the complainant, and taken or proposed to be taken by the Licensee on behalf of itself or a sublicensee;

(b)	except as provided in section 8.6(d), all costs and expenses incurred by the Licensee or any sublicensee of the Licensee in investigating, resisting, litigating and settling such a complaint, including the payment of any award of damages and/ or costs to any third party, shall be paid by the Licensee or any sublicensee of the Licensee, as the case may be;

(c)	no decision or action concerning or governing any final disposition of the complaint shall be taken without full consultation with, and approval in writing from Neurodyn;

(d)	Neurodyn may elect to participate formally in any litigation involving the complaint to the extent that the court may permit, but any additional expenses generated by such formal participation shall be paid by Neurodyn (subject to reimburse to the extent of the recovery of some or all of such additional expenses from the complainant);

(e)	if, at any time, the complainant is willing to accept an offer of settlement and one of the parties to this Agreement is willing to make or accept such offer and the other is not, then the unwilling party shall conduct all further proceedings at its own expense, and shall be responsible for the full amount of any damages, costs, accounting of profits and settlement costs in excess of those provided in such offer, but shall be entitled to retain 100% of the benefit of any litigated or settled result entailing a lower payment of costs, damages, accounting of profits and settlement costs than that provided in such offer; and

(f)	any royalties or other amounts due and payable pursuant to this Agreement and/or the Memogain Asset Purchase Agreement shall be paid by the Licensee to Neurodyn’s lawyer, to be held in that lawyer’s trust account (the ‘Trust Funds’) from the date the complaint is made until such time as a resolution of the complaint has been finalized, subject to trust conditions as follows: If the complainant prevails in the complaint, then the Trust Funds shall be returned to the Licensee, provided that the amount returned to the Licensee hereunder shall not exceed the amount paid by the Licensee to the complainant in the settlement or other disposition of the complaint, and the balance paid to Neurodyn and/or Galantos, whichever is applicable. If the complainant does not prevail in the complaint, then the Trust Funds shall be paid to Neurodyn and/or Galantos (whichever is applicable).

9. INDEMNITY AND LIMITATION OF LIABILITY:

9.1 The Licensee hereby indemnifies, protects, holds harmless and defends Neurodyn, its Board of Directors, officers, employees, from and against any and all claims (including all legal fees and disbursements incurred in association therewith) arising out of the exercise of any rights by the Licensee under this Agreement including, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Memogain Technology, any Improvements or any Products licensed under this Agreement, by the Licensee or its sublicensees, or their customers or end-users, howsoever the same may arise.

9.2 Subject to section 9.3, Neurodyn’s total liability, whether under the express or implied terms of this Agreement, in tort (including negligence), or at common law, for any loss or damage suffered by the Licensee, whether direct, indirect, special, or any other similar or like damage that may arise or does arise from any breaches of this Agreement by Neurodyn, its Board of Directors, officers, employees, shall be limited to the amount of the Expense Reimbursement actually received by Neurodyn prior to the date when such breach is ascertained or discovered.

9.3 In no event shall either Neurodyn or the Licensee be liable for consequential or incidental damages arising from any breach or breaches of this Agreement.

9.4 No action, whether in contract or tort (including negligence), or otherwise arising out of or in connection with this Agreement may be brought by the Licensee more than six months after the Licensee has become aware or reasonably should have become aware of the negligent act or otherwise which gave rise to the cause of action.

10. CONFIDENTIALITY:

10.1 Each of the parties shall keep and use all of the Confidential Information in confidence, and will not disclose any Confidential Information to any person or entity, except those of its officers, employees, consultants, agents, heirs, successors and assigns who require said Confidential Information in performing their obligations under this Agreement, and except third parties who are under an obligation of confidentiality in respect of the Confidential Information which is at least as comprehensive as that owed to one another by the parties hereto. The Licensee covenants and agrees that it will initiate and maintain an appropriate internal program limiting the internal distribution of the Confidential Information to the aforementioned persons, and take the appropriate nondisclosure agreements from any and all persons who may have access to the Confidential Information. The parties covenant and agree with each other to treat any Confidential Information with no less care than it treats its own Confidential Information and shall, in any event, use no less than reasonable care to preserve the confidentiality of any Confidential Information.

10.2 The parties shall not use, either directly or indirectly, any Confidential Information for any purpose other than as set forth herein without the other party’s prior written consent.

10.3 In the event that a party is required by judicial or administrative process to disclose any or all of the Confidential Information, that party shall promptly provide written notice to the other party and allow the other party to oppose such process before disclosing Confidential Information.

10.4 Notwithstanding any termination or expiration of this Agreement, the obligations created in this Article 10 shall survive and be binding upon the parties, their successors, and their assigns.

11. PRODUCTION AND MARKETING:

11.1 The Licensee shall use reasonable commercial efforts to promote, market and sell the Products and utilize the Memogain Technology and any Improvements, and to meet or cause to be met the market demand for the Products and the utilization of the Memogain Technology in the Territory.

12. ACCOUNTING RECORDS:

12.1 The Licensee shall maintain at its principal place of business, or such other place as may be most convenient, separate accounts and records of business done pursuant to this Agreement, such accounts and records to be in sufficient detail to enable proper accounting of any payments to be made under this Agreement, and to be in full compliance with the Memogain Asset Purchase Agreement, and the Licensee shall cause its sublicensees to keep similar accounts and records.

12.2 During the term of this Agreement, and for five (5) years after the Termination Date, the Licensee shall keep complete and accurate records of the Licensee’s and any sublicensee’s sales of Products in accordance with IFRS rules and regulations. Upon a minimum of fourteen (14) days prior written notice the Licensee shall permit any duly authorized representative of Neurodyn to inspect such accounts and records during normal business hours of the Licensee at Neurodyn’s expense (except as provided below), to examine not more than once in any twelve-month period, its books, ledgers, and records for the purpose of and to the extent necessary to verify any report required under this Agreement, or the accuracy of any amount payable hereunder. Should any examination conducted by Neurodyn’s accountants pursuant to the provisions of this paragraph result in a difference of more than 5% of any payment due hereunder including, without limitation, pursuant to the Memogain Asset Purchase Agreement, or the Neurodyn Royalty Payment, the Licensee shall be obligated to pay the reasonable out-of-pocket expenses incurred by Neurodyn with respect to such examination.

13. INSURANCE:

13.1 One month prior to the first sale of a Product, the Licensee shall give notice to Neurodyn of the terms and amount of the public liability, product liability and errors and omissions insurance which it has placed in respect of the same, which in no case shall be less than the insurance which a reasonable and prudent businessman carrying on a similar line of business would acquire. This insurance shall be placed with a reputable and financially secure insurance carrier, shall include Neurodyn and its Board of Directors, as additional insureds, and shall provide primary coverage with respect to the activities contemplated by this Agreement. Such policy shall include severability of interest and cross-liability clauses and shall provide that the policy shall not be cancelled or materially altered except upon at least 30 days prior written notice to Neurodyn. Neurodyn shall have the right to require reasonable amendments to the terms or the amount of coverage contained in the policy (collectively the “Insurance Coverage”). Failing the parties agreeing on the Insurance Coverage, the decision made by Neurodyn in this regard shall be final and binding on the parties. The Licensee shall provide Neurodyn with certificates of insurance evidencing such coverage seven days before commencement of sales of any Product, and the Licensee covenants not to sell any Product before such certificate is provided and approved in writing by Neurodyn.

13.2 The Licensee shall require that each sublicensee of the Memogain Technology (or any part thereof) shall procure and maintain, during the term of the sublicense, public liability, product liability and errors and omissions insurance in reasonable amounts, with a reputable and financially secure insurance carrier, on no less favourable terms than the Insurance Coverage, and which shall contain a waiver of subrogation against Neurodyn and Neurodyn’s Board of Directors. The Licensee shall ensure that any breach of this requirement of the sublicensee for Insurance Coverage results in the loss of the license granted by the Licensee to the sublicensee.

14. ASSIGNMENT:

14.1 The Licensee will not assign, transfer or otherwise dispose of any or all of the rights, duties or obligations granted to it under this Agreement (the ‘Disposition’) without the prior written consent of Neurodyn, which consent shall not be unreasonably withheld, provided however:

(i)	The Licensee’s obligations to Neurodyn shall be acknowledged in the Disposition, and specifically, the Licensee’s obligations with respect to the Memogain Asset Purchase Agreement, the Galantos Royalty Payments and the Neurodyn Royalty Payments set out in Article 3 of this Agreement shall remain in effect; and

(ii)	The Licensee shall remain jointly responsible and liable for the fulfillment of the Licensee’s (or upon assignment, the assignee’s) obligations to Galantos and Neurodyn under this Agreement.

15. GOVERNING LAW AND ARBITRATION:

15.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada in force therein without regard to its conflict of law rules. The parties agree that by executing this Agreement they have attorned to the jurisdiction of the Supreme Court of British Columbia. Subject to sections 15.2 and 15.3, the British Columbia Supreme Court shall have exclusive jurisdiction over this Agreement.

15.2 In the event of any dispute arising between the parties concerning this Agreement, its enforceability or the interpretation thereof, the same shall be settled by a three-member panel appointed pursuant to the provisions of the Commercial Arbitration Act of British Columbia, or any successor legislation then in force. The place of arbitration shall be Vancouver, British Columbia. The language to be used in the arbitration proceedings shall be English.

15.3 Section 15.2 of this Article shall not prevent a party hereto from applying to a court of competent jurisdiction for interim protection such as, by way of example, an interim injunction.

16. NOTICES:

16.1 Any notice, direction or other instrument required or permitted to be given under this Agreement must be in writing, and may be given by mailing the same postage prepaid or delivering the same in person addressed as follows:

If to Neurodyn:

Neurodyn Life Sciences Inc.
439 Helmcken Street

Vancouver, British Columbia, V6B 2E6

If to the Licensee:

Neurodyn Cognition Inc.

439 Helmcken Street

Vancouver, British Columbia, V6B 2E6

or to such other address as a Party may specify by notice, and shall be deemed to have been received, if delivered in person, on the date of delivery if it is a business day, and otherwise, on the next succeeding business day and, if mailed, on the fifth business day following the posting of the notice, except if there is a postal dispute, in which case all communications shall be delivered in person.

17. TERM:

17.1 This Agreement and the license granted hereunder shall terminate on the expiration of a term of twenty (20) years from the Commencement Date or the expiration of the last patent obtained pursuant to Article 6 herein, whichever event shall last occur, unless earlier terminated pursuant to Article 18 herein.

18. TERMINATION:

18.1 This Agreement shall automatically and immediately terminate on the happening of any one or more of the following events:

(a)	if any proceeding under the Bankruptcy and Insolvency Act of Canada, or any other statute of similar purport, is commenced by or against the Licensee, but if such event occurs and the Licensee obtains an order dismissing such proceeding within 60 days after such proceeding is filed and prior to the appointment of a receiver, then Neurodyn shall forthwith grant to the Licensee the licence granted herein on the same terms and conditions as set forth herein;

(b)	if any execution, sequestration, or any other process of any court becomes enforceable against the Licensee, or if any such process is levied on the rights under this Agreement or upon any of the monies due to Neurodyn and is not released or satisfied by the Licensee within 180 days thereafter; or

(c)	if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Licensee.

18.2 Neurodyn may, at its option, terminate this Agreement immediately on the happening of any one or more of the following events by delivering notice in writing to that effect to the Licensee:

(a)	if the Licensee is more than 90 days in arrears of any payments due hereunder, including without limitation pursuant to the Memogain Asset Purchase Agreement, or if any other breach hereunder by the Licensee has not been cured within 30 days written notice thereof by Neurodyn to the Licensee;

(b)	if the Memogain Technology or any Improvements becomes subject to any lien, charge or encumbrance in favour of any third party claiming through the Licensee;

(c)	if the Licensee is unable to meet its obligations to creditors as they come due;

(d)	if the Licensee ceases or threatens to cease to carry on its business;

(e)	if the Licensee undergoes a reorganization, or any part of its business relating to this Agreement is transferred to a subsidiary or associated company other than a wholly-owned subsidiary of the Licensee without the prior written consent of Neurodyn, such consent not to be unreasonably withheld; or

(f)	if the Licensee commits any breach of Articles 4 [sublicensing], 13 [Insurance], or 14 [Assignment].

18.3 If this Agreement is terminated, Neurodyn may proceed to enforce payment of all outstanding monies owed to Neurodyn, or to Galantos pursuant to the Memogain Asset Purchase Agreement, and to exercise any or all of the rights and remedies contained herein or otherwise available to Neurodyn by law or in equity, successively or concurrently at the option of Neurodyn. Upon any such termination of this Agreement, the Licensee shall deliver up to Neurodyn all of the Memogain Technology, any Improvements and any Products in its possession or control within 7 days of the date of such termination, and shall have no further right of any nature whatsoever in or to the Memogain Technology, any Improvements, and any Products. On the failure of the Licensee to so deliver up the Memogain Technology, any Improvements and any Products within the aforesaid 7 days, the Licensee then hereby irrevocably grants the right to Neurodyn to immediately and without notice enter the Licensee’s premises and take possession of the Memogain Technology, any Improvements and any Products. The Licensee shall pay all charges or expenses incurred by Neurodyn in the enforcement of its rights or remedies against the Licensee including, without limitation, Neurodyn’s legal fees and disbursements on a full indemnity basis.

18.4 Notwithstanding the termination of this Agreement, Article 12 [Accounting Records] shall remain in full force and effect until five years after:

(a)	all payments required to be made by the Licensee to Neurodyn under this Agreement, and to Galantos under the Memogain Asset Purchase Agreement, have been made by the Licensee to Neurodyn and Galantos respectively; and

(b)	any other claim or claims of any nature or kind whatsoever of Neurodyn against the Licensee have been settled.

19. MISCELLANEOUS COVENANTS OF THE LICENSEE:

19.1 The Licensee shall comply with all laws and regulations with respect to the Memogain Technology, any Improvements, any Products, this Agreement, and the Memogain Asset Purchase Agreement.

19.2 The Licensee shall pay all taxes and any related interest or penalty howsoever designated and imposed as a result of the existence or operation of this Agreement and the Memogain Asset Purchase Agreement, including, but not limited to, tax which the Licensee is required to withhold or deduct from payments to Neurodyn and/or Galantos. The Licensee shall furnish to Neurodyn such evidence as may be required by Canadian and any other relevant authorities to establish that any such tax has been paid. The payments specified in this Agreement are exclusive of taxes. If Neurodyn is required to collect a tax to be paid by the Licensee or any of its sublicensees, the Licensee shall pay such tax to Neurodyn on demand.

20. GENERAL:

20.1 The Licensee shall permit any duly authorized representative of Neurodyn during normal business hours, and at Neurodyn’s sole risk and expense, to enter upon and into any premises of the Licensee for the purpose of inspecting the Products and the manner of their manufacture and generally of ascertaining whether or not the provisions of this Agreement and the Memogain Asset Purchase Agreement, have been, are being, or will be complied with by the Licensee.

20.2 Nothing contained herein shall be deemed or construed to create between the parties hereto a partnership or joint venture. No party shall have the authority to act on behalf of any other party, or to commit any other party in any manner or cause whatsoever or to use any other party’s name in any way not specifically authorized by this Agreement. No party shall be liable for any act, omission, representation, obligation or debt of any other party, even if informed of such act, omission, representation, obligation or debt.

20.3 Subject to the limitations hereinbefore expressed, this Agreement shall enure to the benefit of and be binding upon the parties, and their respective successors and permitted assigns.

20.4 No condoning, excusing or overlooking by any party of any default, breach or non- observance by any other party at any time or times in respect of any covenants, provisos, or conditions of this Agreement shall operate as a waiver of such party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such party in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by such party, save only an express waiver in writing.

20.5 No exercise of a specific right or remedy by any party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

20.6 Marginal headings as used in this Agreement are for the convenience of reference only and do not form a part of this Agreement and are not be used in the interpretation hereof.

20.7 The terms and provisions, covenants and conditions contained in this Agreement which by the terms hereof require their performance by the parties hereto after the expiration or termination of this Agreement shall be and remain in force notwithstanding such expiration or other termination of this Agreement for any reason whatsoever.

20.8 In the event that any part, article, section, clause, paragraph or subparagraph of this Agreement shall be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

20.9 This Agreement sets forth the entire understanding between the parties and no modifications hereof shall be binding unless executed in writing by the parties hereto.

20.10 Time shall be of the essence of this Agreement.

20.11 Whenever the singular or masculine or neuter is used throughout this Agreement the same shall be .construed as meaning the plural or feminine or body corporate when the context or the parties hereto may require.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of the 23rd day of March, 2015 but effective as of the Commencement Date.

NEURODYN LIFE SCIENCES INC.
by its du;?JJil

NEURODYN COGNITION INC.

Schedule A - the Memogain Technology

Schedule B - the Memogain Asset Purchase Agreement

Schedule C - Neurodyn Royalty Payment Terms and Conditions

SCHEDULE A

to the MEMOGAIN TECHNOLOGY LICENCE AGREEMENT

Memogain Technology – Patents and Patent Applications

Canada

Title	Application Number	Filing Date (day/month/year)
“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	2,721,007	14/04/2008

Europe

Title	Application Number	Filing Date (day/month/year)
“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	08735211.8	14/04/2008
“BLOOD BRAIN BARRIER III” ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ROUTES OF ADMINISTRATION OF LIPOPHILIC PRODRUGS	12178187.6	27/07/2012

India

Title	Application Number	Filing Date (day/month/year)
“Blood Brain Barrier I” Cholinergic enhancers with improved blood-brain barrier permeability for the treatment of diseases accompanied by cognitive impairment	1398/CHENP/2008	22/09/2006
“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	6391/CHENP/2010	14/04/2008

Japan

Title	Application Number	Filing Date (day/month/year)
“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	2011-504317	14/04/2008

People’s Republic of China

Title	Application Number	Filing Date (day/month/year)
“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	200880128608.5	14/04/2008

PCT

Title	Application Number	Filing Date (day/month/year)
“Blood Brain Barrier I” Cholinergic enhancers with improved blood-brain barrier permeability for the treatment of diseases accompanied by cognitive impairment	PCT/EP2006/009220	22/09/2006
“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	PCT/EP2008/002929	14/04/2008
“Blood Brain Barrier III” Enhanced brain bioavailability of galantamine by selected formulations and transmucosal routes of administration of lipophilic prodrugs	PCT/EP2013/065880	29/07/2013

United States of America

Title	Application Number	Filing Date (day/month/year)
“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	13/861,134	13/04/2009
“Blood Brain Barrier III” Enhanced brain bioavailability of galantamine by selected formulations and transmucosal routes of administration of lipophilic prodrugs	61/676,348	27/07/2012

In addition to the items listed in Schedule A, the following Documents, Agreements, Background Information and Materials related directly and indirectly to the Memogain Technology, including all physical material of Memogain and its Drug Product, will be assigned to Neurodyn or its Affiliate:

1.	The original (hard copy) final reports of each and every preclinical study performed on Memogain.

2.	The reports and additional documentation on the synthesis of Memogain and its salts, synthetic process optimization, analytics, analytical methods transfer, storage and stability tests ofMemogain, as performed by Senn Chemicals and Carbogen/Amcis.

3.	The reports on formulation and drug product development of Memogain, as performed internally, at the TU Vienna, and at the CROs ThioMatrix and Archimedes.

4.	All final analytic records, SOPs, quotations and written communication with CROs involved in preclinical development of Memogain.

5.	Recent clinical trial designs, quotes and protocols developed at CHDR.

6.	Further miscellaneous documentation in the context of Memogain development.

7.	All Physical Materials produced in the context of the synthesis and Drug Product preparation of Memogain and presently stored at Carbogen/Amcis and Archimedes.

(‘Collectively referred to as the Memogain Assets’)

The documents of Memogain Assets are located in a fire-proof filing cabinet located at the premises of Galantos Pharma in Nieder-Olm, Germany. The total number of file folders and ring binders is 31, plus 11 file folders covering all patent applications, patents, trademarks, and related correspondence. No. 30 is a paper box containing information on Galantamine and the synthesis and chemical analysis of Memogain salts. Additional documentation, e.g. Laboratory Logbooks and Regulatory Guidelines, is stored in several cardboard boxes and in the Galantos Consulting office.

After the Closing Date, Neurodyn and Galantos Pharma will have joint responsibility for these stored items (according to the regulations covering these materials), with the two companies jointly covering any storage and maintenance costs.

In addition, Neurodyn shall have access to electronic copies of most of these files for one year after the Closing Date by way of a VPN access point to a dedicated section of the Galantos server. Neurodyn will take responsibility for all PDF copies of paper files listed above, and any copies on hard drives of these. Neurodyn will also take responsibility for all reports and materials kept at the CROs that were involved in preclinical testing of Memogain.

The Parties acknowledge and agree that there may be further and other documents, information, and data which may later be identified and added to this Schedule.

The following is a list of the folders and files stored in the blue metal cabinet at Nieder-Olm; this is a listing of all filed documents belonging to the Memogain assets:

Folder No	General Heading	Content

Non-clinical Pharmacology

Substrate properties, AChE inhibition

Substrate of carboxyesterases

Interaction with butyrylcholinesterase

Action on nicotinic receptors (APL)

CEREP HTS profile Gln-1062

CEREP human NK.1receptor assay

CEREP human 5HT-2B receptor assay

CEREP HTS profile galantamine

Neurofit T-maze mouse study

Neurofit, intranasal and sublingual route

Neurofit T-maze, intranasal administration

2	Non-clinical Pharmacology	NOTOX: In-vitro metabolism of Gln-1062
GVK: Tissue distribution of Gln-1062
GVK: Blood-brain barrier (BBB) penetration
GVK: Pharrnacokinetics intranas / subling
GVK: Pharmacokinetics, mouse and rabbit

3	Non-clinical Pharmacology	Study protocols, reports, amendments

4	Non-clinical Pharmacology

NeuroCode, LTP rat Galantamine, Donezepil

Neurofit fin; Gin-I 081 T-maze mouse

Neurofit fin: Gln-0993 T-maze mouse

Neurofit fin: Gln-0979,0993 T-maze mouse

Neurofit fin: Gln-0979 T-maze mouse

Neurofit fin: Gln-0979 T-maze mouse

NOTOX RF Study: ECG Memogain, dog

NOTOX: Several study amendments

NOTOX: Memogain maleate data sheets

NOTOX: Memogain, tissue handling

NOTOX: SOP formulation handling

NOTOX: Gin- I 062 test substance handling

NOTOX: Gln-1062 in Wistar rats

NOTOX fin: ECG Gln-1062 in dogs

NOTOX pilot: PK Gln-1062 in rabbits

Syncrosome: Emetic events in ferrets

5	Non-clinical Pharmacology

EVOTEC fin: hERG Ca-channel inhibition

NOTOX fin: Mutagenicity Gln-I062

NOTOX fin: Gin- I 062 Chromos. Aberrations

NOTOX RF study: Gln-I 062 iv rat

NOTOX RF study: ECG Gin- I 062 iv dog

Syncrosome fin: Behav Resp ferret ip

Syncrosome fin: Emetic effects in ferret ip

6	Non-clinical Pharmacology

Evotec hERG channel: Galantamine

Evotec hERG channel: Gln-1062 maleate

Evotec hERG channel: Gln-1062 + 2 others

Evotec hERG channel: Gln-1062 final

Evotec hERG channel: Gln-1062

GVK: BBB permeability Mice: Gln-1076

GVK: BBB permeability Mice: Gln-1067

GVK: BBB PK Mice:Gln-1062 3 mg/kg

GVK: BBB permeability Mice: Gln-0978, iv

GVK: BBB permeability Mice: Gln-D iv

GVK: BBB permeability Mice: Gln-E iv

GVK: BBB permeability Mice: Gln-B iv

GVK: BBB permeability Mice: Gln-B iv

GVK: BBB permeability Mice: Gin-A iv

GVK: BBB permeability Mice: Gln-0993 iv

GVK: First Pass Effect Rat: Gln-1062

GVK: BBB permeability Rat: Gin-I062 iv

GVK: BBB permeability Rat: Gln-1062 bucc

GVK: BBB permeability Rat: Gln-1062 sublin

7	Preclinical Package

ThioMatrix: Bucc /nas mucosa: Gln-1062

ThioMatrix: Ciliary Beat frequ: Gln-1062, Gal

GP 2008: Gln-1062 inhibition of AChE

Neurofit: Gln-1062 T-Maze alteration mouse

IfN: Gln-1062 SxFADe; plaques, behaviour

CNS CRO: Gln-1062 neurogenesis rat

CEREP: HTP Memogain

Evotec draft: hERG K-channel: Gin-I 062

NOTOX: RF study ECG dog: Gln-1062 iv

8	Preclinical Package	NOTOX draft: Cardio Telemetry Gln-1062 in

9	Preclinical Package	NOTOX fin: Plethysmogr: Gln-1062 glucon Synchrosome fin: Ferret ip: Gln-1062, -0979 NOTOX fin: Irwin rat: Gln-1062 in

10	Preclinical Package	NOTOX: RF study rat: Gln-1062 iv NOTOX fin: 7d-Tox Gln-1062 in, 2x NOTOX: Mutagenicity Gln-1062 in

11	Preclinical Package	NOTOX fin: 28d-Tox rat: Gin- I062 in

12	Preclinical Package	NOTOX fin: PK sd CSF Gln-1062 dog, in GVK fin: Tissue distribution Gln-1062 rat NOTOX: In-vitro metabolism Gln-1062

13	Preclinical Package

NOTOX fin: Analytics Gln-1062 in vehicle

NOTOX: Validation analytics Gln-1062

NOTOX: Validation Analytics in blood

GVK: BBB permeability Gln-1062 mouse

GVK: BBB permeability ofGln-1062 rat

GVK: PK Gin-1062 in, sub[, Gal oral rat

NOTOX fin: sd PK Gln-1062 rat

NOTOX fin: sd PK Gln-1062 dog

14	Preclinical Package	NOTOX fin: 28d tox Gln-062 in, dog

15	Preclinical Package	NOTOX draft: 28d Tox dog: Gln-1062 6 appendices

16	Preclinical Package	NOTOX draft: cardio tele dog: Gln-1062 in

17	Preclinical Package

Reports Identification Numbering

NOTOX fin: Analytical Meth Gln-1062

NOTOX: Validation Analyt Gln-1062, Gal

NOTOX: Validation by UPLC, Mass Spects

NOTOX fin: Single dose PK dog: Gln-1062 in

NOTOX fin: S-D PK rat: Gln-1062 in, iv

NOTOX fin: S-D PK CSF dog: Gln-1062 in

18	Preclinical Package

Organization of reports on Memogain

Report identification numbering

List of suppliers and service providers

Module 3 Quality (CMC)

Module 4 Pharmacology (Non-Clinical)

Module 4 Pharmacokinetics (Non-Clinical)

NOTOX fin: Analytics Gln-1062 in vehicle

NOTOX fin: Analytics Gln-1062 in blood rat

NOTOX: Analytics Gln-1062 blood dog

NOTOX fin: Sd PK Gln-1062 rat

NOTOX fin: Sd PK Gin- I 062 dogs

NOTOX fin: Sd PK Gln-1062 in CSF dog

19	Preclinical Package

NOTOX draft: 28d in tox Gln-1062 rat

Appendix I figures and summary tables

Appendix 2 individual tables

Appendix 3 Phase report formulation analysis

Appendix 4 Phase report bioanalysis

Appendix 5 Phase report tox-kin evaluation

Appendix 6 Phase report histopathology

20	Preclinical Package	NOTOX draft: Cardior telem Gln-062 dog

21	Preclinical Package	GVK draft: BBB permeability Gln-1062 oral GVK draft: BBB permeability Gin- I089 iv GVK draft: BBB permeability Gln-1054 iv

22	Preclinical Package	NOTOX protocols and amendments 28d tox Gln-1062 in Preliminary data file

23	Preclinical Package

Organization of documents CTD, IB, IMPD

NOTOX fin: Irwin rat: Single IN Gin- I 062

NOTOX fin: Respiration S-D rat Gln-1062 in

NOTOX fin: SD PK rat Gln-1062 iv and in

NOTOX fin: SD PK dog Gin- I 062 in

NOTOX fin: SD PK in CSF dog Gln-1062 in

24	Preclinical Package	NOTOX: Amendments Validation+ Stability NOTOX Study protocol Validation NOTOX: Protocols Respiration Rat NOTOX: Stability in deep freeze

25	Preclinical Package	NOTOX: Sd PK Gln-1062 rat, in + iv Appendixes, Draft Report, Protocol Amend

26	Preclinical Package	NOTOX report: Sd PK Gln-1062 dog, in NOTOX rep: Sd PK CSF Gln-1062 dog, in

27	Preclinical Package	NOTOX rep: Copies; Sd PK Gln-1062 dog, in NOTOX MID prelim: Gln-1062 7d tox, rat Protocol amendments NOTOX report 7d tox rat, twice per day

28	Preclinical Package	CTD Drug Product IMP Dossier draft Archimedes Report: Drug product clinical NOTOX fin: RF study 7d tox dog Gln-1062

29	Preclinical Package	Cerep in-vitro pharmacology HTS Gin-I062 Senn: Synthesis Gln-1062 maleate Senn: Sdtability of Gln-1062 maleate

30	Documents Box	Galantamine DIVIF Synthesis and Stability Gln-1062 Reports by Senn and Carbogen/Amcis

31	Folder	Carbogen: Master Batch Synthesis + Analysis Carbogen: Reference Standard charact. Carbogen: Spects data sheets Analysis Certificates; Project report Stability

32	Clinical Costs Proposals	JSW, phase 1-3

Some of these folders are not completely filled up, some contain copies of documents stored in other folders. Part of the organization of folders is in German language.

Numbers 32-39 purposely left available for additional folders, if they become available, e.g. data and reports presently kept in store at the CROs that performed these studies.

The following are folders containing documents related to the patent applications of Galantos Pharma:

40	Patent applications, old	06 792 2252, applications, letters

41	Patent applications, old	PCT international, old applications

42	International applications	Japan, China, Canada, EU, India

43	International applications	PCT 2008/002929

44	International applications	us 12/067 799, 12/422 901

45	EP 194 0817	National phases G-O

46	EP 194 0817	National phases P-Z

47	Trademarks	Applications, controls

48	Literature	Searches of Literature

49	EP 194 0817	Opposition case

50	atent strategies	B. Davis, FTO considerations

The final set of folders (51-58) contains miscellaneous documents, correspondence and internal statements related ·to the content of the preclinical package. In addition, several laboratory notebooks are stored on this shelf.

In addition to the folders and cardboard boxes listed here, the Memogain assets also include 5 copies each of the Investigators’ Brochure (IB) and the Investigational Medical Product Dossier (IMPD). Electronic copies of these are additionally stored in the server section dedicated to Neurodyn.

Many of these materials also exist as PDF copies in dedicated segments of the company server. Much of this material has already been accessible to Neurodyn in the course of the due diligence process. Other documents and correspondence related to the Memogain preclinical package are stored in separate sections of the company server and will be made available to Neurodyn upon specific requests.

It is intended that representatives of Neurodyn Inc will inspect the above listed documents within a limited time period and will then attest its satisfaction with the stored materials by a statement signed by Ken Cawkell, CEO. Inspection and Attest of Satisfaction must occur within 3 months following the Effective Day of this agreement.

Nieder-Olm, August 30, 2013

Alfred Maelicke, CEO

The above listed documents have been inspected, and they are accepted as completely describing the Memogain assets.

The documents will be stored until further notice at the present location in Nieder-Olm, with Neurodyn taking the responsibility for storage costs and any unintended damage or loss.

Ken awkell, CEO	Alfred Maelicke
Neurodyn Life Science Inc.	CEO of Galantos Pharma GmbH
Managing Director Europe of Neurodyn Inc.

Schedule B

“Memogain Asset Purchase Agreement”:

That agreement dated for reference August 23 2013, and made between Neurodyn and Galantos Pharma GmbH a copy of which is attached hereto

MEMOGAIN ASSET PURCHASE AGREEMENT

TIDS AGREEMENT dated for reference the 23rd day of August, 2013.

BETWEEN:

Neurodyn Life Sciences Inc.

a corporation continued under the British Columbia Business
Corporations Act and having an office at Suite 508 NRC-INH,
550 University Ave., Charlottetown, P.E.I., CIA 4P3
(‘Neurodyn’)

AND

Galantos Pharma GmbH

a corporation incorporated under the laws of Germany and having an office at
Hinter der Hecke 1, D-55268 Nieder-Olm Germany

(‘Galantos’)

WHEREAS:

A.	Galantos has developed a pro-drug of Galantamine as a therapy for the treatment of cognitive impairment including but not limited to Alzheimer’s disease (collectively referred to as the ‘Memogain Technology’);

B	Neurodyn wishes to purchase and Galantos wishes to sell its entire interest in all of the Memogain Technology on the terms and conditions set out in this Agreement; and

C	The Galantos Shareholders have unanimously agreed to the sale and transfer of the Memogain Technology to Neurodyn on the terms and conditions set out in this Agreement; a copy of the shareholders’ resolution is attached hereto as Schedule G.

NOW THEREFORE TIDS AGREEMENT WITNESSES that the Parties hereto covenant and agree each with the other as follows:

1	DEFINITIONS

1.1	Throughout this Agreement and the schedules hereto, the following capitalized terms shall have the following meanings:

‘Affiliate’: shall mean any company or joint venture in which Neurodyn initially has direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of such company or joint venture.

‘Agreement’: shall mean this Memogain Asset Purchase Agreement, including its Schedules, and all amendments made hereto by written agreement among the Parties.

‘Closing Date’: shall mean the 30th day of August 2013, or such other date agreed to in writing and signed by the Parties.

‘Closing Time’: shall mean 11:59 am AST on the Closing Date, or such other time agreed to in writing and signed by the Parties.

‘Effective Date’: shall mean the 23rd day of August 2013 or such other Date as agreed to in writing and signed by Neurodyn and Galantos.

‘Galantos Approved Debt’: shall mean the amount due and owing by Galantos in accordance with section 4 of this Agreement to those Galantos Service Providers listed on Schedule F.

‘Galantos Shareholders’: shall mean the shareholders of Galantos and their respective share interests, collectively holding 100% of the issued and outstanding shares of Galantos.

‘Improvements’: shall mean any and all improvements, variations, updates, modifications or enhancements to the Memogain Patents or the Memogain Technology.

‘Memogain Assets ‘: shall mean all of the agreements and documents of every nature and kind associated with the development of the Memogain Technology listed on the attached Schedule A andB.

‘Memogain Patents’: shall mean any and all of those patents and patent applications listed on Schedule A and any and all international applications, national phase applications, divisional applications, continuations, continuations-in-part, reissues, re-examinations, renewals or extensions thereof, or substitutions therefore, or that are otherwise related thereto, and any and all patents issuing therefrom. For purposes of clarification, all future applications that relate to, in whole or in part, any of the Memogain Patents shall be solely owned by Neurodyn as part of the Memogain Patents.

‘Memogain Technology’: shall mean the Memogain Patents, the Memogain Trademarks, the Memogain Assets, the Improvements, and all inventions disclosed and/or claimed thereunder, and any and all knowledge, know-how, procedures, processes, business and/ or trade secrets, intellectual or industrial property, copyright, methods, practices, and/or techniques licensed to, invented, developed and/or acquired, or being invented, developed or acquired by Galantos prior to the date of this Agreement related to Memogain, also called GLN-1062, which is a pro-drug of galantamine including, without limitation, any and all related salts and formulations described in the Memogain Patents, the Memogain Assets and the Improvements, which are related to, or necessary for the exploitation and commercialization of same including, without limitation, all technical and non-technical information, research, data, log books, specifications, fonnulations, designs, ideas, works, creations, diagrams, drawings, instructions, manuals, software programs, software documents, financial and pricing information, manufacturing, any other information, and papers relating to the Memogain Patents, the Memogain Trademarks, the Memogain Assets and the Improvements, and information, applications or other materials related to any planned clinical trials, and information, applications or other materials related to any regulatory filings, and generally any information of any nature whatsoever, whether written or otherwise, relating to the Memogain Patents, the Memogain Trademarks, the Memogain Assets and the Improvements.

‘Memogain Trademarks’ ; shall mean all trademarks, trade names , URL ‘s held by Galantos, or applied for by Galantos, with respect to the Memogain Technology and any Products derived therefrom.

‘Milestone Payment’: shall mean a payment triggered solely by the occurrence of a specified event.

‘Net Sales Revenue’: shall mean all revenues, receipts, monies, and the fair market value of in-kind consideration actually collected or received by Neurodyn or its Affiliates, from the sale of Products in any or all parts of the world, less the following permissible deductions in connection with the sale of Products

(i)	trade and quantity discounts actually given to the purchasers to a maximum discount of 50%;

(ii)	all government taxes, customs and excise, export, sales and value added taxes, and other charges or governmental fees of every nature or kind (except for taxes on or measured by income); and

(iii)	Transportation and insurance charges and commissions.

For greater certainty Net Sales Revenue shall not include any Sublicensing Revenue.

‘Party’: shall mean each party to this Agreement and their respective successors and permitted assigns and collectively, the ‘Parties’.

‘Person’: shall mean any natural person or legal entity.

‘Product’: shall mean any product that includes or incorporates the Memogain Technology or any Improvements, or is made by a process that uses the Memogain Technology or any Improvements.

‘Royalty Date’: shall mean the date of first commercial sale of a Product under this Agreement.

‘Royalty Due Dates’: shall mean the last working day of each Royalty Quarter of each and every year during which this Agreement remains in effect.

‘Royalty Payments’: shall mean the payments made in accordance with section 3 of this Agreement, and subject to the provisions of sections 3.2 and 3.3.

‘Royalty Quarter’: shall mean each calendar quarter during the term of this Agreement commencing with the calendar quarter in which the Royalty Date occurs.

‘Royalty Year’: shall mean a 12 month period during the term of this Agreement, with the first Royalty Year commencing on the Royalty Date, and each subsequent Royalty Year commencing _on each subsequent anniversary of the Royalty Date.

‘Sub-licensee’: shall mean any Person to whom Neurodyn grants a sub-license of some or all of the rights granted to Neurodyn under this Agreement.

‘Sublicensing Revenue’: shall mean all revenues, receipts, monies, and the fair market value of in- kind consideration actually collected or received by Neurodyn or its Affiliates pursuant to each sublicense agreement relating to the Memogain Technology and/or the sale of Products.

‘Termination Date or Termination’: shall mean that date when no further payments of any nature or kind shall be due to Galantos pursuant to this Agreement.

‘Upfront Payment’: shall mean a payment made upon execution of transactional documentation.

1.2 When Sale Occurs. For purposes of this Agreement, a “sale” of Product shall be deemed to occur on the date on which Neurodyn receives payment in full for the Product from the purchaser or the sub-licensee.

1.3 Gender, Singular and Plural. Any reference to gender includes both genders and the body corporate, any reference to the body corporate includes both genders, and the singular includes the plural and vice versa.

1.4 Headings. The Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the contents thereof, and shall not affect the construction or interpretation of this Agreement.

1.5 The schedules attached hereto and described as follows are incorporated into this Agreement by reference and deemed to form a part thereof;

Schedule ‘A’ Memogain Patents and Patent Applications

Schedule ‘B’ Memogain Assets

Schedule ‘C’ Galantos Representations and Warranties

Schedule ‘D’ Neurodyn Representations and Warranties

Schedule ‘E’ Memogain Patent Assignments and POA

Schedule ‘F’ Galantos Approved Debt

Schedule ‘G’ Galantos Shareholders Resolution

2 PURCHASE AND SALE

2.1. Galantos hereby sells, transfers, and assigns to Neurodyn, all of its rights, title and interest, of eve1y nature and kind in and to;

i)	the Memogain Technology,

ii)	the Memogain Trademarks, and

iii)	the Memogain Assets as listed in Schedules A and B to this Agreement subject to the terms and conditions set forth in this Agreement.

2.2. Galantos shall not, at any time, whether before or after the Termination, contest or aid others in contesting, or doing anything which otherwise may impair the validity of Neurodyn’s rights, title or interest under this Agreement.

2.3 Neurodyn may assign at any time all or any part of its rights and obligations under this Agreement to a Neurodyn Affiliate, or such other party or entity as Neurodyn shall deem appropriate, provided however that (i) Neurodyn’s obligations to Galantos shall be acknowledged in any such assignment, and specifically, Neurodyn’s obligations with respect to the Royalty Payments and Milestone Payments set out in Articles 3 and 4 shall remain in effect, and (ii) Neurodyn shall remain jointly responsible and liable for the fulfillment of its (or upon assignment the assignee’s) obligations towards Galantos or each of the Galantos Shareholders under this Agreement.

3. ROYALTY PAYMENTS

3.1. Neurodyn shall pay or cause to be paid to Galantos, Royalty Payments calculated as follows:

(a)	3 % of the Net Sales Revenue received by Neurodyn or its Affiliate :from the sale of Product;

(b)	10 % of any Sublicensing Revenue; and

(c)	25 % of any Upfront Payment or Milestone Payment paid by a sub-licensee to Neurodyn. (the payments listed in section 3.1 (a), (b), and (c) shall be collectively referred to as the ‘Royalty Payments’).

3.2 Royalty Payment Cap. Neurodyn shall pay to Galantos the Royalty Payments to a cumulative total of 10,000,000 Euros or subject to the provisions of section 3.3 the cumulative total may be increased to 15,000,000 Euros, and thereafter no further payments of any nature or kind shall be due to Galantos.

3.3 Increased Royalty Payment. In the event Neurodyn enters into an individual sublicense or other transaction with a third party (the ‘Transaction’) with respect to the Memogain Technology pursuant to which Neurodyn is entitled to receive, and does receive, an Upfront Payment which results in a payment obligation to Galantos of Royalty Payments of 8,000,000 Euros or more pursuant to section 3.1 (c), then in such event the maximum cumulative Royalty Payment shall increase from 10,000,000 Euros to 15,000,000 Euros.

3.4 Royalty Due Date. The Royalty Payment shall become due and payable on each respective Royalty Due Date, and shall be calculated with respect to revenues received by Neurodyn during the preceding Royalty Quarter. Neurodyn shall pay or cause to be paid the Royalty Payment within 30 days of the same becoming due and payable.

3.5 Royalty Report. Neurodyn shall provide Galantos with a true and accurate report, giving such particulars of the Product sales conducted by Neurodyn and any Sub-licensees during such Royalty Quarter as are pertinent to an accounting for any Royalty Payments. The particulars of the report shall show the calculation of the Royalty Payment owed for each country, the total for each of sections 3.1 (a), (b) and (c) by country for that Royalty Quarter, the exchange rate used to convert any royalty amounts into United States dollars, and the total for each of sections 3.1 (a), (b) and (c) for that Royalty Quarter in all countries. If no payments are due, it shall be so reported.

3.6 Records. During the term of this Agreement, and for five (5) years after the Termination Date, Neurodyn shall keep complete and accurate records of Neurodyn’s and any Sub-licensee’s sales of Products in accordance with generally accepted accounting principles. Upon a minimum of fourteen (14) days prior written notice to Neurodyn, Neurodyn shall permit certified public accountants engaged by Galantos, at Galantos’s expense (except as provided below), to examine not more than once in any twelve-month period, its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement, or the accuracy of any amount payable hereunder. Should any examination conducted by Galantos’ accountants pursuant to the provisions of this paragraph result in a difference of more than 5 % of any payment due Galantos hereunder, Neurodyn shall be obligated to pay the reasonable out-of-pocket expenses incurred by Galantos with respect to such examination.

3.7 Currency. All amounts payable to Galantos hereunder shall be payable in Euros. Euros received, paid or invoiced during a Royalty Quarter, by Neurodyn in respect of which payments to Galantos are required to be made under this Agreement, shall be made in Euros, and shall not be converted into another currency. All currency other than Euros, received, paid or invoiced during a Royalty Quarter, by Neurodyn in respect of which payments to Galantos are required to be made under this Agreement, shall be converted into Euros using an exchange rate equal to the average of the noon rates of exchange for the conversion of such currency into Euros as reported by the Royal Bank Of Canada during such Royalty Quarter, or such other exchange rate as the Parties may agree upon. All amounts payable to Galantos hereunder shall be payable at such place as Galantos may reasonably designate, provided, however, that if the law of any foreign country prevents any payment payable to Galantos hereunder to be made in such a manner as designated by Galantos or prevents any such payment to be made in Euros, Galantos agrees to accept such royalty in form and place as permitted, including deposits by Neurodyn in the applicable foreign currency in a local bank or banks in such country designated by Galantos.

3.8 Right to Assign. Galantos shall be entitled to assign its rights to claim and receive the Royalty Payments to the Galantos Shareholders, provided that all of the rights associated with the Royalty Payments set out in this Article 3 shall apply to any assignment including, but not limited to, the provisions of section 3.2 and 3.3 limiting the maximum cumulative Royalty Payments to 10,000,000 or 15,000,000 Euros respectively.

4 MILESTONE PAYMENT

4.1 Milestone. Neurodyn shall pay to Galantos a sum of 50,000 Euros on the following basis;

i)	25,000 Euros within 5 business days after the Effective Date, and

ii)	25,000 Euros within 5 business days after granting of the pending patent on the use of Memogain for treatment of certain Central Nervous System diseases in Europe or North America.

The Milestone Payment shall be applied to pay the Galantos Approved Debt as set out in Schedule F.

5 DEVELOPMENT MILESTONE OPTION

5.1. Development Milestone. Neurodyn shall continue the development of the Memogain Technology, and specifically, Neurodyn or its Affiliate shall, within 18 months from the Effective Date of this Agreement (the ‘Development Milestone Period’), file or cause to be filed with the appropriate regulatory authorities the necessary applications and submissions required to obtain permission to commence a Phase la human clinical trial (the ‘Development Milestone’).

5.2 Milestone Failure. Should Neurodyn or its Affiliate fail to meet the Development Milestone within the Development Milestone Period, then in such event Neurodyn shall pay to Galantos or the Galantos Shareholders a one-time penalty payment of 25,000 Euros. The penalty payment shall be in addition to any other sums due and owing to Galantos or the Galantos Shareholders pursuant to this Agreement.

6 COVENANTS

6.1 Covenants. To induce Neurodyn to enter into and complete the transactions contemplated hereby and to purchase the Memogain Technology, and the Memogain Trademarks, Galantos hereby covenants with Neurodyn, with the knowledge and intent that Neurodyn is relying on such covenants, as follows:

i)	Galantos has the power and authority to enter into this Agreement, and has or will obtain on or before Closing Date all necessary consents, approvals and acknowledgements as may be necessary or required from the Galantos Shareholders, or any other party, to complete the sale and transfer of all the Memogain Technology to Neurodyn or its Affiliate free and clear of all encumbrances, charges or security interests of every nature and kind.

ii)	Subject to section 4.1, Galantos shall be responsible for and pay all of the Galantos accounts payable and any accrued liabilities.

iii)	With respect to any employment or engagement agreements with Alfred Maelicke, Galantos hereby waives, and covenants not to enforce any non-compete clauses or other provisions in such agreements, or take any other actions which would have the effect of preventing or inhibiting Alfred Maelicke from acting as consultant, employee, or in any other capacity whatsoever with Neurodyn or its Affiliates, provided however that Alfred Maelicke shall be entitled to continue acting as managing director or liquidator of Galantos.

iv)	Galantos owns the Memogain Technology including, but not limited to the Memogain Patents and the Memogain Trademarks, free and clear of any encumbrances, charges or security interests, of every nature, manner and kind.

7 CLOSING DATE

7.1 Closing. The closing of the purchase and sale of the transactions contemplated herein will take place at 5:00 p.m. (AST), on the Closing Date.

7.2 The closing will take place on the Closing Date at the offices of Cawkell Brodie Glaister LLP, 439 Helmcken Street, Vancouver, British Columbia, or such other place as agreed to by the Parties.

8 DELIVERIES ON CLOSING

8.1 Deliveries. On the Closing Date, Galantos will deliver or cause to be delivered to Neurodyn the following documents:

(i)	assignments and transfers for the Memogain Patents, including a properly executed Power of Attorney transferring the Memogain Patents into the name of Neurodyn or its assignee in the form attached as Schedule E;

(ii)	A certificate signed by the managing director of Galantos representing and warranting that there are no charges or security of any nature and kind registered against or outstanding that could form a charge against the Memogain Technology, and that Galantos is not aware of any issues or matters claims that could attach to, or threaten the Memogain Technology;

(iii)	A shareholders’ resolution signed by all of the Galantos Shareholders confirming that all Galantos Shareholders have approved the execution of this Agreement;

(iv)	An assignment and novation agreement to Neurodyn, or its Affiliate, or alternatively the physical delivery of the Memogain Assets, including properly executed consents by the other parties to the transfer of any contracts or agreements relating to the Memogain Technology.

9 REPRESENTATIONS AND WARRANTIES

9.1 Galantos, and Alfred Maelicke in his capacity as CEO with the knowledge and intent that Neurodyn is relying on such representations and warranties in entering into this Agreement, make to Neurodyn the representations and warranties as set out in Schedule C.

9.2 Neurodyn, with the knowledge and intent that Galantos is relying on such representations and warranties in entering into this Agreement, makes to Galantos the representations and warranties as set out in Schedule D.

10. CLOSING CONDITIONS

10.1 Closing Obligations. The obligation of Neurodyn to carry out the terms and conditions of this Agreement and to complete the purchase of the Memogain Technology is subject to the fulfillment, on or before the Closing Date, or at another date explicitly set out below, of each of the following conditions, each of which is for the exclusive benefit ofNeurodyn:

(i)	the warranties and representations of each of the Parties, as set out in Schedules C and D of this Agreement respectively, shall be true and correct in every material aspect on the Closing Date, and shall survive and remain in full force and effect notwithstanding the completion of the purchase hereunder;

(ii)	all covenants set forth in Article 6 (Covenants of Galantos) of this Agreement have been complied with;

(iii)	the acts, documents and deliveries set out in Article 8 (Deliveries) shall have been completed; and

(iv)	there shall not have occurred prior to the Closing Date any material adverse change to the Memogain Technology.

10.2 The conditions set forth in section 10.1 are for the exclusive benefit of Neurodyn, and may be waived by Neurodyn in writing in whole or in part at any time on or before the Closing Date.

11. ASSURANCES

11.1 Galantos Assurances. Galantos shall appoint and authorize the Galantos CEO Alfred Maelicke, who shall, without any further compensation, execute and deliver such further documents and instruments and do or perform such acts and things, before or after the Closing Date, as may be reasonably required by Neurodyn to carry out the intent and meaning of this Agreement, and to ensure that Neurodyn or its Affiliate receives completely the transfer of ownership of the Memogain Technology, and that Neurodyn receives the full benefit of all of the Memogain Technology, without any additional charges or compensation.

11.2 Neurodyn Assurances. Neurodyn shall execute and deliver such further documents and instruments, and do such acts and things as may, before or after the Closing Date, be reasonably required by Galantos to carry out the intent and meaning of this Agreement, without any additional charges or compensation.

11.3 Fmther Assistance In Patent Assignments. The Galantos CEO Alfred Maelicke shall • . upon the reasonable request of Neurodyn do all things necessary, or advisable including, without limitation, the execution, acknowledgment and recordation of specific oaths, declarations and other documents on a country-by-country basis, to assist in obtaining, perfecting, transferring or sustaining the Memogain Patents and the Memogain Trademarks. Such assistance may also include providing, and obtaining from the respective inventors, prompt production of pertinent facts and documents, execution of petitions, oaths, powers of attorney, declarations or other papers and other assistance reasonably necessary for filing patent applications, complying with any duty of disclosure, and conducting prosecution, reexamination, reissue, interference or other priority proceedings, opposition proceedings, cancellation proceedings, and the like with respect to the Memogain Patents, without any additional charges or compensation.

11.4 Further Assistance In Patent Prosecution. The Galantos CEO Alfred Maelicke shall upon reasonable request, of Neurodyn and to the extent the same are in his possession, custody, or control allow Neurodyn to examine, make copies, and/or take possession of those relevant portions of laboratory notebooks and related documents and things as are reasonably necessary and required to enable Neurodyn or its Affiliate to prosecute the application for the Memogain Patents, without any additional charges or compensation. Such documents and things include, without limitation, information relating to the conception and/or reduction to practice of any Patent. To the extent such documents and things currently exist, Galantos further agrees to maintain such records intact consistent with its policy for records retention, without any additional charges or compensation.

12 GENERAL PROVISIONS

12.1 Time. Time shall be of the essence in the performance of this Agreement.

12.2 Commissions, Legal Fees. Each of the Parties will bear the fees and disbursements of the respective lawyers, accountants and consultants engaged by them respectively in connection with this Agreement, and will not cause or pennit any such fees or disbursements to be charged to Neurodyn. For purposes of clarification Neurodyn shall be solely responsible for the costs, charges and expenses associated the registration and filing of documentation referred to in Article 11 Assurances or the Memogain Patent Assignments referred to in section 8.l(i), (iv). Provided that the said documents shall be provided to Neurodyn by Galantos without any additional charges or compensation.

12.3 Notices. Any notice, direction or other instrument required or permitted to be given under this Agreement must be in writing, and may be given by mailing the same postage prepaid or delivering the same in person addressed as follows:

To Galantos:	To Neurodyn:

Hinter der Hecke 1, D-55268	439 Helmcken Street,
Nieder-Olm Germany	Vancouver, British Columbia
Attention: Alfred Maelicke, CEO	Attention: Kenneth Cawkell

or to such other address as a Party may specify by notice, and shall be deemed to have been received, if delivered in person, on the date of delivery if it is a business day, and otherwise, on the next succeeding business day and, if mailed, on the fifth business day following the posting of the notice, except ifthere is a postal dispute, in which case all communications shall be delivered in person.

12.4 Severability. Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If a court or tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination, this Agreement would fail in its purpose.

12.5 Proper Law. This Agreement shall be exclusively subject to the laws of Germany, excluding their private international law provisions. Place of jurisdiction is the place of business of Galantos.

12.6 Translations. Should this Agreement be translated into another language, other than by a certified translator for the purpose of a court proceeding before a German court, and should a dispute arise with respect to the interpretation or meaning of this Agreement or any specific article, clause, section or schedule in this Agreement, then in such event the English version shall govern such dispute.

12.7 Benefit and Binding Nature of the Agreement. This Agreement enures to the benefit of, and is binding upon the Parties and their respective successors and permitted assigns.

12.8 Amendments and Waiver. No modification of, or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the Parties. No waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

12.9 Counterparts. This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the same date as the day and year written on the first page of this Agreement. This Agreement shall be considered properly executed by any party if executed and transmitted by facsimile or executed, scanned and sent by electronic mail to the other party or its solicitors and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

12.10 Survival. The termination of all or any part of this Agreement shall not affect or prejudice any rights or obligations that have accrued or arisen under this Agreement prior to the time of termination, and those rights and obligations, and any others that provide for survival by their terms, shall survive the Termination.

12.13 No Merger. It is understood and agreed that neither payment of the final Royalty Payment hereunder, nor execution, delivery and registration of documents provided pursuant to the terms of this Agreement, shall merge or extinguish the terms and conditions hereof, which shall survive and continue in full force and effect.

12.14 Entire Agreement. This Agreement contains the entire agreement among the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions between the Parties, and there are no representations, warranties, covenants, conditions or other terms other than those expressly contained in this Agreement.

12.15 Enforcement of receivables. Neurodyn shall at any time use its best efforts to claim and enforce without undue delay the cash payment of Net Sales Revenues, Sublicensing Revenues, Upfront Payments, and Milestone Payments from its respective debtors.

This space is left intentionally blank

12.16 No Shareholder obligations. The Parties agree that the Galantos Shareholders do not assume any obligation or liability under this Agreement. In particular, such assumption of obligations or liabilities may not be derived from the shareholders’ resolution attached as Schedule G.

IN WITNESS WHEREOF the Parties have executed this Agreement by their properly authorized signing officers.

Galantos Pharma GmbH

Per:	/s/ Alfred Maelicke
Alfred Maelicke, CEO, Authorized Signatory

Neurodyn Life Sciences Inc.

Per:	/s/ Kenneth A. Cawkell
Kenneth A. Cawkell, CEO, Authorized Signatory

Schedule ‘A’	Memogain Patents and Patent Applications
Schedule ‘B’	Memogain Assets
Schedule ‘C’	Galantos Representations and Warranties
Schedule ‘D’	Neurodyn Representations and Warranties
Schedule ‘E’	Memogain Patent Assignments and POA
Schedule ‘F’	Galantos Approved Debt
Schedule’G’	Galantos Shareholders Resolution

Schedule A

Memogain Patents and Patent Applications & Trademarks

List of Patents and Patent Applications of Galantos Pharma

Galantos currently has filed the following patent applications with respect to Memogain®:

Title	Country	Filing number	Filing date	Inventor	Status	Attorney	HERTIN ref
“Blood Brain Barrier I” Cholinergic enhancers with improved blood-brain barrier permeability for the treatment of diseases accompanied by cognitive impairment	PCT	PCT/EP2006/009220 WO 2007/039138 A1	22.09.2006	Maelicke, Alfred	- Int. phase ended - National phases in EP, CA, JP, US, CN abandoned	HERTIN und Partner	XI 80/08

Blood Brain Barrier I	IN	1398/CHENP/2008	22.09.2006	Maelicke, Alfred	- From PCT/EP2006/00920 - Req. for examination filed (10/09/2009)	De Penning & De Penning Patents and Trademark Agents 120 Velachery Main Road, Guindy Tamil Nadu Chennai 600 032 India Fax: +91-44-4221 3402 www.depenning.com (Ref.: RRN/wn 1345-2008)	XI 729/10

“Blood Brain Barrier II” Selected aromatic and heterocyclic derivatives of galantamine as pro-drugs for the treatment of human brain diseases	PCT	PCT/EP2008/002929 WO 2009/127218 A1	14.04.2008	Maelicke, Alfred	- National phase initiated (see below)	HERTIN und Partner	XI 382/10

Title	Country	Filing number	Filing date	Inventor	Status	Attorney	HERTIN ref
					- Divisional application filed on April 11, 2013 from US 12/422,901	Mr. R. Smith Knobbe, Martens, Olson & Bear LLP Att. 2040 Main Street, 14th Floor CA 92614 Irvine USA www.knobbe.com (Ref.: HERT1.001P1D1)

Blood Brain Barrier II	us	13/861,134	13.04.2009	Maelicke, Alfred	- Claims directed to a specific method of treatment comprising administration of Memogain		XI 269/13

					- Awaiting response from USPTO

Blood Brain Barrier II	EP	EP 2 137 192 (08735211.8)	14.04.2008	Maelicke, Alfred	- Examination ongoing; awaiting next examination report

					- Submission filed on May 17, 2013

					- Claims limited to specific medical use of Memogain	HERTIN und Partner	XI 735/10

					- Renewal fee due on 30.04.2014

					- Examination ongoing; awaiting next examination report	Dr. J. Ledwell Marks & Clerks Patent and Trademark Agents 280 Slater Street, Suite 1800 ON K1P 1C2 Ottawa Canada Fax: +1-613-230 8821 WWW.marks- clerk.ca (Ref.: 25187-9- NP)

Blood Brain Barrier II	CA	2,721,007	14.04.2008	Maelicke, Alfred	- Submission filed on April 16, 2013		XI 874/10

					- Claims limited to specific medical use of Memogain

					- Renewal fee due 2014

Title	Country	Filing number	Filing date	Inventor	Status	Attorney	HERTIN ref
Blood Brain Barrier II	CN	CN102007129A (200880128608.5)	14.04.2008	Maelicke, Alfred	- Examination ongoing; awaiting next examination report - Submission filed on May 3, 2013 - Claims limited to specific medical use of Memogain	NTD PATENT & TRADEMARK AGENCY LTD BEIJING OFFICE 10th Floor, Block A, Investment Plaza 27 Jinrongdajie Beijing 100032 China FAx: +86-10-6621 1845 www.chinantd.co ill (ref: DEVIN76914-ZXW)	XI 875/10

Blood Brain Barrier II	IN	6391/CHENP/2010	14.04.2008	Maelicke, Alfred	- Awaiting first examination report	De Penning & De Penning Patents and Trademark Agents 120 Velachery Main Road, Guindy Tamil Nadu Chennai 600 032 India Fax: +91-44-4221 3402 www.de12enning.com Ref.: 4528-2010NSK/aa)	XI 876/10
Blood Brain Barrier II	JP	2011-516588 (2011-504317)	14.04.2008	Maelicke, Alfred	- Examination ongoing; awaiting next examination report - Submission filed on April 25, 2013 - Claims limited to specific medical use of Memogain	SIKs & Co SHIOZAWA, IMAMURA& KAMATA 8th Floor Kyobashi 1- Nisshoku Building 8-7 Kyobashi 1-Chome Chuo-ku Tokyo 104-0031 Japan Fax: +81-3-3538 5686 www.siks.j12 (Ref:105231HU)	XI 877/10
“Blood Brain Barrier III” Enhanced brain bio availability of galantamine by selected formulations and transmucosal routes of administration of lipophilic prodrugs	EP	12178187.6	27.07.2017	Maelicke, Alfred	- Withdrawal before publication	HERTIN und Partner	XI 380/10

Title	Country	Filing number	Filing date	Inventor	Status	Attorney	HERTIN ref
Blood Brain Barrier III	US	61/676,348	27.07.2012	Maelicke, Alfred	- Provisional application	HERTIN und Partner	XI 551/21
“Blood Brain Barrier III”	PCT	PCT/EP2013/065880-	29-07-2013	Maelicke, Alfred	- Awaiting international search report	HERTIN und Partner	XI 482/13

LIST OF TRADEMARKS - Memogain

Memogain EU 006898613 08/05/2008 07/04/2009

owner Galantos Pharma GmbH

valid until - 08//05/2018 - No opposition XI

Memogain Int. registration (US) 1 039 152 15.04.2010 15.04.2010 owner Galantos Pharma GmbH

valid until - 15.04.2020 - No opposition

Memogain Int. registration (US) 3,987,908 15.04.2010 05.07.2011 owner Galantos Pharma GmbH

valid until - 05.07.2017 - No opposition XI 381/10-US

Schedule B

Memogain Assets

of the Memogain Asset Purchase Agreement of August 23, 2013

In addition to the items listed in Schedule A, the following Documents, Agreements, Background Information and Materials related directly and indirectly to the Memogain Technology, including all physical material ofMemogain and its Drug Product, will be assigned to Neurodyn or its Affiliate:

1.	The original (hard copy) final reports of each and every preclinical study performed on Memogain.

2.	The reports and additional documentation on the synthesis of Memogain and its salts, synthetic process optimization, analytics, analytical methods transfer, storage and stability tests of Memogain, as performed by Senn Chemicals and Carbogen/Amcis.

3.	The reports on formulation and drug product development of Memogain, as performed internally, at the TU Vienna, and at the CROs ThioMatrix and Archimedes.

4.	All final analytic records, SOPs, quotations and written communication with CROs involved in preclinical development of Memogain.

5.	Recent clinical trial designs, quotes and protocols developed at CHDR.

6.	Further miscellaneous documentation in the context ofMemogain development.

7.	All Physical Materials produced in the context of the synthesis and Drug Product preparation ofMemogain and presently stored at Carbogen/Amcis and Archimedes.

(‘Collectively referred to as the Memogain Assets’)

The documents of Memogain Assets are located in a fire-proof filing cabinet located at the premises of Galantos Pharma in Nieder-Olm, Germany. The total number of file folders and ring binders is 31, plus 11 file folders covering all patent applications, patents, trademarks, and related correspondence. No. 30 is a paper box containing information on Galantamine and the synthesis and chemical analysis of Memogain salts. Additional documentation, e.g. Laboratory Logbooks and Regulatory Guidelines, is stored in several cardboard boxes and in the Galantos Consulting office.

After the Closing Date, Neurodyn and Galantos Pharma will have joint responsibility for these stored items (according to the regulations covering these materials), with the two companies jointly covering any storage and maintenance costs.

In addition, Neurodyn shall have access to electronic copies of most of these files for one year after the Closing Date by way of a VPN access point to a dedicated section of the Galantos server. Neurodyn will take responsibility for all PDF copies of paper files listed above, and any copies on hard drives of these. Neurodyn will also take responsibility for all reports and materials kept at the CROs that were involved in preclinical testing ofMemogain.

The Parties acknowledge and agree that there may be further and other documents, information, and data which may later be identified and added to this Schedule.

Schedule B, page 1

The following is a list of the folders and files stored in the blue metal cabinet at Nieder-Olm; this is a listing of all filed documents belonging to the Memogain assets:

Folder No	General Heading	Content

1	Non-clinical Pharmacology

Substrate properties, AChE inhibition

Substrate of carboxyesterases

Interaction with butyrylcholinesterase

Action on nicotinic receptors (APL)

CEREP HTS profile Gln-1062

CEREP human NK.1receptor assay

CEREP human 5HT-2B receptor assay

CEREP HTS profile galantamine

Neurofit T-maze mouse study

Neurofit, intranasal and sublingual route

Neurofit T-maze, intranasal administration

2	Non-clinical Pharmacology	NOTOX: In-vitro metabolism of Gln-1062
GVK: Tissue distribution of Gln-1062
GVK: Blood-brain barrier (BBB) penetration
GVK: Pharmacokinetics intranas / subling
GVK: Pharmacokinetics, mouse and rabbit

3	Non-clinical Pharmacology	Study protocols, reports, amendments

4	Non-clinical Pharmacology

NeuroCode, LTP rat Galantamine, Donezepil

Neurofit fin; Gln-1081 T-maze mouse

Neurofit fin: Gln-0993 T-maze mouse

Neurofit fin: Gln-0979,0993 T-maze mouse

Neurofit fin: Gln-0979 T-maze mouse

Neurofit fin: Gln-0979 T-maze mouse

NOTOX RF Study: ECG Memogain, dog

NOTOX: Several study amendments

NOTOX: Memogain maleate data sheets

NOTOX: Memogain, tissue handling

NOTOX: SOP formulation handling

NOTOX: Gln-1062 test substance handling

NOTOX: Gln-1062 in Wistar rats

NOTOX fin: ECG Gln-1062 in dogs

NOTOX pilot: PK Gln-1062 in rabbits

Syncrosome: Emetic events in ferrets

5	Non-clinical Pharmacology

EVOTEC fin: hERG Ca-channel inhibition

NOTOX fin: Mutagenicity Gln-1062

NOTOX fin: Gln-1062 Chromos. Aberrations

NOTOX RF study: Gln-1062 iv rat

NOTOX RF study: ECG Gln-1062 iv dog

Syncrosome fin: Behav Resp ferret ip

Syncrosome fin: Emetic effects in ferret ip

6	Non-clinical Pharmacology

Evotec hERG channel: Galantamine

Evotec hERG channel: Gln-1062 maleate

Evotec hERG channel: Gln-1062 + 2 others

Evotec hERG channel: Gln-1062 final

Evotec hERG channel: Gln-1062

GVK: BBB penneability Mice: Gln-1076

Schedule B, page 2

GVK: BBB permeability Mice: Gln-1067

GVK: BBB PK Mice:Gln-1062 3 mg/kg

GVK: BBB permeability Mice: Gln-0978, iv

GVK: BBB permeability Mice: Gln-D iv

GVK: BBB permeability Mice: Gln-E iv

GVK: BBB permeability Mice: Gln-B iv

GVK: BBB permeability Mice: Gln-B iv

GVK: BBB permeability Mice: Gln-A iv

GVK: BBB permeability Mice: Gln-0993 iv

GVK: First Pass Effect Rat: Gln-1062

GVK: BBB permeability Rat: Gln-1062 iv

GVK: BBB permeability Rat: Gln-1062 bucc

GVK: BBB permeability Rat: Gln-1062 sublin

7	Preclinical Package

ThioMatrix: Bucc /nas mucosa: Gln-1062

ThioMatrix: Ciliary Beat frequ: Gln-1062, Gal

GP 2008: Gln-1062 inhibition of AChE

Neurofit: Gln-1062 T-Maze alteration mouse

IfN: Gln-1062 5xFADe; plaques, behaviour

CNS CRO: Gln-1062 neurogenesis rat

CEREP: HTP Memogain

Evotec draft: hERG K-channel: Gln-1062

NOTOX: RF study ECG dog: Gln-1062 iv

8	Preclinical Package	NOTOX draft: Cardio Telemetry Gln-1062 in

9	Preclinical Package	NOTOX fin: Plethysmogr: Gln-1062 glucon Synchrosome fin: Ferret ip: Gln-1062, -0979 NOTOX fin: Irwin rat: Gln-1062 in

10	Preclinical Package	NOTOX: RF study rat: Gln-1062 iv NOTOX fin: 7d-Tox Gln-1062 in, 2x NOTOX: Mutagenicity Gln-1062 in

11	Preclinical Package	NOTOX fin: 28d-Tox rat: Gln-1062 in

12	Preclinical Package	NOTOX fin: PK sd CSF Gln-1062 dog, in GVK fin: Tissue distribution Gln-1062 rat NOTOX: In-vitro metabolism Gln-1062

13	Preclinical Package

NOTOX fin: Analytics Gln-1062 in vehicle

NOTOX: Validation analytics Gln-1062

NOTOX: Validation Analytics in blood

GVK: BBB permeability Gln-1062 mouse

GVK: BBB penneability of Gln-1062 rat

GVK: PK Gln-1062 in, sub1, Gal oral rat

NOTOX fin: sd PK Gln-1062 rat

NOTOX fin: sd PK Gln-1062 dog

14	Preclinical Package	NOTOX fin: 28d tox Gln-062 in, dog

15	Preclinical Package	NOTOX draft: 28d Tox dog: Gln-1062 6 appendices

16	Preclinical Package	NOTOX draft: cardio tele dog: Gln-1062 in

Schedule B, page 3

GVK: BBB permeability Mice: Gln-1067

GVK: BBB PK Mice:Gln-1062 3 mg/kg

GVK: BBB permeability Mice: Gln-0978, iv

GVK: BBB permeability Mice: Gln-D iv

GVK: BBB permeability Mice: Gln-E iv

GVK: BBB permeability Mice: Gln-B iv

GVK: BBB permeability Mice: Gln-B iv

GVK: BBB permeability Mice: Gln-A iv

GVK: BBB permeability Mice: Gln-0993 iv

GVK: First Pass Effect Rat: Gln-1062

GVK: BBB permeability Rat: Gln-1062 iv

GVK: BBB permeability Rat: Gln-1062 bucc

GVK: BBB permeability Rat: Gln-1062 sublin

7	Preclinical Package

ThioMatrix: Bucc /nas mucosa: Gin-I 062

ThioMatrix: Ciliary Beat frequ: Gin-I 062, Gal

GP 2008: Gln-1062 inhibition of AChE

Neurofit: Gln-1062 T-Maze alteration mouse

IfN: Gln-1062 5xFADe; plaques, behaviour

CNS CRO: Gin-I 062 neurogenesis rat

CEREP: HTP Memogain

Evotec draft: hERG K-channel: Gln-1062

NOTOX: RF study ECG dog: Gin-I 062 iv

8	Preclinical Package	NOTOX draft: Cardio Telemetry Gln-1062 in

9	Preclinical Package	NOTOX fin: Plethysmogr: Gin-I 062 glucon Synchrosome fin: Ferret ip: Gln-1062, -0979 NOTOX fin: Irwin rat: Gin-I 062 in

10	Preclinical Package	NOTOX: RF study rat: Gin-I 062 iv NOTOX fin: 7d-Tox Gln-1062 in, 2x NOTOX: Mutagenicity Gin-I 062 in

11	Preclinical Package	NOTOX fin: 28d-Tox rat: Gln-1062 in

12	Preclinical Package	NOTOX fin: PK sd CSF Gin-I 062 dog, in GVK fin: Tissue distribution Gin-I 062 rat NOTOX: In-vitro metabolism Gln-1062

13	Preclinical Package

NOTOX fin: Analytics Gin-I 062 in vehicle

NOTOX: Validation analytics Gin-I 062

NOTOX: Validation Analytics in blood

GVK: BBB permeability Gin- I062 mouse

GVK: BBB permeability of Gin-I 062 rat

GVK: PK Gin-I 062 in, subl, Gal oral rat

NOTOX fin: sd PK Gln-1062 rat

NOTOX fin: sd PK Gln-1062 dog

14	Preclinical Package	NOTOX fin: 28d tox Gln-062 in, dog

15	Preclinical Package	NOTOX draft: 28d Tox dog: Gin-I 062 6 appendices

16	Preclinical Package	NOTOX draft: cardio tele dog: Gln-1062 in

Schedule B, page 4

17	Preclinical Package

Reports Identification Numbering

NOTOX fin: Analytical Meth Gln-1062

NOTOX: Validation Analyt Gln-1062, Gal

NOTOX: Validation by UPLC, Mass Spects

NOTOX fin: Single dose PK dog: Gln-1062 in

NOTOX fin: S-D PK rat: Gln-1062 in, iv

NOTOX fin: S-D PK CSF dog: Gln-1062 in

18	Preclinical Package

Organization of reports on Memogain

Report identification numbering

List of suppliers and service providers

Module 3 Quality (CMC)

Module 4 Pharmacology (Non-Clinical)

Module 4 Pharmacokinetics (Non-Clinical)

NOTOX fin: Analytics Gln-1062 in vehicle

NOTOX fin: Analytics Gln-1062 in blood rat

NOTOX: Analytics Gln-1062 blood dog

NOTOX fin: Sd PK Gln-1062 rat

NOTOX fin: Sd PK Gln-1062 dogs

NOTOX fin: Sd PK Gln-1062 in CSF dog

19	Preclinical Package

NOTOX draft: 28d in tox Gln-1062 rat

Appendix 1 figures and summary tables

Appendix 2 individual tables

Appendix 3 Phase report formulation analysis

Appendix 4 Phase report bioanalysis

Appendix 5 Phase report tox-kin evaluation

Appendix 6 Phase report histopathology

20	Preclinical Package	NOTOX draft: Cardior telem Gln-062 dog

21	Preclinical Package	GVK draft: BBB permeability Gln-1062 oral GVK draft: BBB permeability Gln-1089 iv GVK draft: BBB permeability Gln-1054 iv

22	Preclinical Package	NOTOX protocols and amendments 28d tox Gln-1062 in Preliminary data file

23	Preclinical Package

Organization of documents CTD, IB, IMPD

NOTOX fin: Irwin rat: Single IN Gln-1062

NOTOX fin: Respiration S-D rat Gln-1062 in

NOTOX fin: SD PK rat Gln-1062 iv and in

NOTOX fin: SD PK dog Gln-1062 in

NOTOX fin: SD PK in CSF dog Gln-1062 in

24	Preclinical Package	NOTOX: Amendments Validation + Stability NOTOX Study protocol Validation NOTOX: Protocols Respiration Rat NOTOX: Stability in deep freeze

25	Preclinical Package	NOTOX: Sd PK Gln-1062 rat, in + iv Appendixes, Draft Report, Protocol Amend

26	Preclinical Package	NOTOX report: Sd PK Gln-1062 dog, in NOTOX rep: Sd PK CSF Gln-1062 dog, in

Schedule B, page 5

27	Preclinical Package	NOTOX rep: Copies; Sd PK Gln-1062 dog, in NOTOX MTD prelim: Gln-1062 7d tox, rat Protocol amendments NOTOX report 7d tox rat, twice per day

28	Preclinical Package	CTD Drug Product IMP Dossier draft Archimedes Report: Drug product clinical NOTOX fin: RF study 7d tox dog Gln-1062

29	Preclinical Package	Cerep in-vitro pharmacology HTS Gln-1062 Senn: Synthesis Gln-1062 maleate Senn: Sdtability of Gln-1062 maleate

30	Documents Box	Galantamine DMF Synthesis and Stability Gln-1062 Reports by Senn and Carbogen/Amcis

31	Folder	Carbogen: Master Batch Synthesis + Analysis Carbogen: Reference Standard charact. Carbogen: Spects data sheets Analysis Certificates; Project report Stability

32	Clinical Costs Proposals	JSW, phase 1-3

Some of these folders are not completely filled up, some contain copies of documents stored in other folders. Part of the organization of folders is in German language.

Numbers 32-39 purposely left available for additional folders, if they become available, e.g. data and reports presently kept in store at the CROs that performed these studies.

The following are folders containing documents related to the patent applications of Galantos Pharma:

40	Patent applications, old	06 792 2252, applications, letters

41	Patent applications, old	PCT international, old applications

42	International applications	Japan, China, Canada, EU, India

43	International applications	PCT 2008/002929

44	International applications	us 12/067 799, 12/422 901

45	BP 194 0817	National phases G-O

46	BP 194 0817	National phases P-Z

47	Trademarks	Applications, controls

48	Literature	Searches of Literature

49	BP 194 0817	Opposition case

50	Patent strategies	B. Davis, FTO considerations

Schedule B, page 6

The final set of folders (51-58) contains miscellaneous documents, correspondence and internal statements related ·to the content of the preclinical package. In addition, several laboratory notebooks are stored on this shelf.

In addition to the folders and cardboard boxes listed here, the Memogain assets also include 5 copies each of the Investigators’ Brochure (IB) and the Investigational Medical Product Dossier (IMPD). Electronic copies of these are additionally stored in the server section dedicated to Neurodyn.

Many of these materials also exist as PDF copies in dedicated segments of the company server. Much of this material has already been accessible to Neurodyn in the course of the due diligence process. Other documents and correspondence related to the Memogain preclinical package are stored in separate sections of the company server and will be made available to Neurodyn upon specific requests.

It is intended that representatives of Neurodyn Inc will inspect the above listed documents within a limited time period and will then attest its satisfaction with the stored materials by a statement signed by Ken Cawkell, CEO. Inspection and Attest of Satisfaction must occur within 3 months following the Effective Day of this agreement.

Nieder-Olm, August 30, 2013

Alfred Maelicke, CEO

The above listed documents have been inspected, and they are accepted as completely describing the Memogain assets.

The documents will be stored until further notice at the present location in Nieder-Olm, with Neurodyn taking the responsibility for storage costs and any unintended damage or loss.

/s/ Alfred Maelicke
Ken CEO	Alfred Maelicke
Neurodyn Life Science Inc.	CEO of Galantos Pharma GmbH
Managing Director Europe ofNeurodyn Inc.

Schedule B, page 7

Schedule C

Galantos Representations and Warranties

Galantos and its CEO Alfred Maelicke represent and warrant to Neurodyn that:

(a)	Organization and Good Standing of Galantos - Galantos is duly organized, validly existing and is up to date in all of the filings and registrations required under the laws of Germany, and has all necessary corporate power, authority and capacity to own the Memogain Technology;

(b)	Due Authorization, Etc. - Galantos has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporation action on the part of Galantos and this Agreement constitutes a valid and binding obligation of Galantos;

(c)	Title to Memogain Technology - Galantos has good and marketable title to the Memogain Technology free and clear of all interests of third parties, mortgages, pledges, liens, title retention agreements, encumbrances or charges or interests of any kind, nature or character;

(d)	Memogain Contracts - all of the contracts and agreements related to the Memogain Technology have been set out and disclosed in Schedule B. The contracts and agreements listed in Schedule B are all in full force and effect, un- amended, and no material default or breach exists in respect thereof on the part of any of the parties thereto. Such contracts and agreements include all the presently outstanding material contracts entered into by Galantos in the course of developing the Memogain Technology, and all quotations, orders or tenders for such contracts which remain open for acceptance; and

(e)	Full Disclosure - None of the foregoing representations and statements of fact contains any untrue statement of material fact, or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser seeking full information respecting the Memogain Technology, and Galantos.

The following Representations and Warranties relate to the Memogain Technology:

(f)	Galantos owns all of the right, title and interest in the Memogain Technology, the Memogain Trademarks, and the Improvements and it has not assigned, transferred, licensed, pledged or otherwise encumbered any of them, or any part there of, and has not agreed to do so;

(g)	Galantos is not aware of any violation, infringement or misappropriation of any third party’s rights, or any claim thereof, with respect to the Memogain Patents, the Memogain Technology, the Memogain Trademarks, and the Improvements;

(h)	Galantos is not is aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Memogain Technology, the Memogain Trademarks, and the Improvements, and has not received any communication that a reasonable person would interpret as implying that the Memogain Technology, the Memogain Trademarks, and the Improvements may be violating, infringing or misappropriating a third party’s rights and/or suggesting that a license should be obtained in order for the Memogain Technology, the Memogain Trademarks, and the Improvements, or any portion thereof, to avoid violating, infringing or misappropriating a third party’s rights; and

(i)	all individuals and entities that have created or contributed to the Memogain Technology or any portion thereof, the Memogain Trademarks, and the Improvements (‘Developers’) have assigned all right, title and interest in the Memogain Technology, the Memogain Trademarks, and the Improvements to Galantos, and all individuals (including individuals employed or engaged by entities that are Developers) have waived, in writing, the enforcement of moral rights they might otherwise retain with respect to the Memogain Technology.

Schedule C, page 1

Schedule D

Neurodyn Representations and Warranties

Neurodyn hereby represents and warrants to Galantos that:

(a)	Incorporation - Neurodyn is a corporation duly continued under the laws of the Province of British Columbia by Certificate of Continuance and Notice of Articles effective March 25, 2013;

(b)	Organization and Good Standing of the Purchaser - Neurodyn is duly organized, validly existing and is up to date in all of the filings and registrations required under the laws of British Columbia, and has all necessary corporate power, authority and capacity to carry on its business as presently conducted; and

(c)	Due Authorization, Etc. - Neurodyn has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part ofNeurodyn, and this Agreement constitutes a valid and binding obligation of Neurodyn.

Schedule D, page 1

Schedule E

Patent Assignment

The Parties acknowledge that the form of assignment may vary depending on the Jurisdiction

ASSIGNMENT INSTRUMENT

fu consideration of the sum of One Dollar ($1.00), the receipt and sufficiency of which is hereby acknowledged,

Galantos Pharma GmbH

a corporation incorporated under the laws of Germany and having an office at Hinter der Hecke 1, D-55268 Nieder-Olm Germany

(“Galantos”)

assignee-and owner of the inventions which are the subject of the patents and patent applications set out in Schedule A appended to this Assignment Instrument (herein referred to collectively as the “Patents and Patent Applications”), and assignee and owner of the Patents and Patent Applications and of all right, title and interest in, to and under the Patents and Patent Applications,

hereby sells, assigns and sets over to:

Neurodyn Life Sciences Inc.

a corporation continued under the British Columbia Business

Corporations Act and having an office at Suite 508 NRC-INH,

550 University Ave., Charlottetown, P.E.I., ClA 4P3

(herein referred to as the “Assignee”)

its entire right, title and interest in, to and under the Patents and Patent Applications, including all priority rights for the United States and other countries arising therefrom, all inventions therein disclosed, and any and all Letters Patent of the United States and of all other countries, which may be granted for such inventions, or any of them, all such inventions and all rights in such Patents and Patent Application and Letters Patent to be held and enjoyed by the Assignee for its own use and enjoyment to the full end of the term or terms for which such Letters Patent may be granted, as fully and entirely as the same would have been held and enjoyed by the Assignee had this assignment and sale not been made.

Galantos agrees to execute all papers necessary in connection with the Patents and Patent Application in the United States and counterpart applications in foreign countries and any continuing, divisional or reissue applications thereof, and any reexamination of any such Patents and Patent Applications, and also to execute separate assignments in connection with such Patents and Patent Applications as the Assignee may deem necessary or expedient.

Galantos agrees to execute all papers necessary in connection with any interference which may be declared or litigation concerning the Patents and Patent Application, US national counterparts thereof, or continuation(s), division(s), reissue(s), reexamination(s) thereof, and to cooperate with the Assignee in every possible way in obtaining evidence and going forward with such interference or litigation.

Schedule E, page 1

Galantos agrees to execute all papers and documents and perform any act which may be necessary in connection with claims or provisions of the International Convention for Protection of Industrial Property or similar agreements.

Galantos agrees to do all other acts which, in the opinion of the Assignee, may be necessary or desirable to secure the grant of Letters Patent to Assignee or its nominees, in the United States and in all other countries where the Assignee may desire to have such inventions, or any of them, patented with the specifications and claims and in such form as shall be approved by the Assignee, and to vest and confirm in the Assignee or its nominees the full and complete legal and equitable title to all such Letters Patent.

Galantos hereby authorizes and requests the Commissioner of Patents to issue any and all Letters Patent of the United States and any other country resulting or following from said Patents and Patent Application or division or divisions or continuing or reissue applications thereof, and any reexamination of any such applications, to the Assignee, as assignee of the entire interest, and hereby covenants that Galantos has full right to convey the interest herein assigned, and that Galantos has not executed and will not execute, any agreement in conflict herewith.

Galantos hereby grants to the attorney of record the power to insert on this Assignment Instrument any further identification which may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office or the patent office of any other country for recordation of this document.

IN WITNESS \VHEREOF, the duly authorized representative of Galantos Pharma GmbH has duly executed this Assignment Instrument at the City of _______________as of the ____ day of the month of _______________ 2013.

Galantos Pharma GmbH

Witness signature	[print name / title of signatory]

IN WITNESS \VHEREOF, the duly authorized representative of NEURODYN LIFE SCIENCES INC. hereby acknowledges and accepts this Assignment Instrument in the City and Province of ____________in as of the____________day of the month of ____________,2013.

NEURODYN LIFE SCIENCES INC.

Witness signature	[authorized signatory]

[print name / title of signatory]

Schedule A to the Assignment Instrument

Memogain Intellectual Property - Patents and Patent Applications

Schedule E, page 2

SCHEDULE A

to tlte Assignment Instrument

Canada

Title	Application Number	Filing Date (day/month/year)	Inventor
DERIVATIVES OF GALANTAMlNEAS PRO-DRUGS FOR THE TREATMENT OF HUMANBRAIN DISEASES	2,721,007	14/04/2008	MAELICKE, ALFRED

Europe

Title	Application Number	Filing Date (day/month/year)	Inventor
DERIVATIVES OF GALANTAMlNE AS PRO-DRUGS FOR THE TREATMENT OF HUMANBRAIN DISEASES	08735211.8	14/04/2008	MAELICKE, ALFRED
ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMlNE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ROUTES OF ADMINISTRATION OF LIPOPHJLIC PRODRUGS	12178187.6	27/07/2012	MAELICKE, ALFRED

India

Title	Application Number	Filing Date (day/month/year)	Inventor
CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD- BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT	1398/CHENP/2008	22/09/2006	MAELICKE, ALFRED
DERIVATIVES OF GALANTAMJNBAS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	6391/CHENP/2010	14/04/2008	MAELICKE, ALFRED

Japan

Title	Application Number	Filing Date (day/month/year)	Inventor
DERIVATIVES OF GALANTAMJNB AS PRO-DRUGS FOR THE TREATMENT OF HUMANBRAIN DISEASES	2011-504317	14/04/2008	MAELICKE, ALFRED

People’s Republic of China

Title	Application Number	Filing Date (day/month/year)	Inventor
DERIVATIVES OF GALANTAMJNB AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	200880128608.5	14/04/2008	MAELICKE, ALFRED

PCT

Title	Application Number	Filing Date (day/month/year)	Inventor
CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD- BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT	PCT/EP2006/009220	22/09/2006	MAELICK.E, ALFRED

Title	Application Number	Filing Date (day/month/year)	Inventor
DERNATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	PCT/EP2008/002929	14/04/2008	MAELICKE, ALFRED
ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ROUTES OF ADMINISTRATION OF LIPOPIIlLIC PRODRUGS	PCT/EP2013/065880	29/07/2013	MAELICKE, ALFRED

United States of America

Title	Application Number	FilingDa:te (day/month/year)	Inventor
CHOLINERGIC ENHANCERS WITH JMPROVED BLOOD-BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGN1TIVE JMPAIRMENT	13/861,134	13/04/2009	MAELICKE, ALFRED
ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ROUTES OF ADMINISTRATION OF LIPOPIIlLIC PRODRUGS	61/676,348	27/07/2012	MAELICKE, ALFRED

Title	Application Number	Filing Date (day/month/year)	Inventor
CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD-BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT	12/422,901	13/04/2009	MAELICKE, ALFRED
CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD-BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT	60/780,243	07-03-2006	MAELICKE, ALFRED

Schedule F

Galantos Approved Debt

Pursuant to the provisions of section 4, Neurodyn shall pay the following Galantos Creditors the amounts opposite their respective names:

Hertin - BBBII	7,507.71
1,184.05
2,734.03
1,580.00
13005.79

Carbogen	1,900.00
2,160.00
7,402.38
11,462.05

GenAdmin	532.16		25,000

Total	25,000	Initial payment	25,000	Final payment

Schedule G

Galantos Shareholders Approval Resolution

Shareholders Resolution

we

1.	Prof. Dr. Alfred Maelicke, Hinter der Hecke 1, 55268 Nieer-Olm

2.	Prof. Dr. Ulrich Jordis, Hasenaustral1e 61, 1060 Wien, Osterreich

3.	High-Tech GrOnderfonds GmbH & Co. KG, Ludwig-Ehrhard Allee 2, 53175 Bonn (“HTGF”)

4.	FIB Fonds fOr Innovation und Beschaftigung Rheinland-Pfalz Unternehmensbe- teiligungsgesellschaft mbH, Holzhofstral3.e 4, 55116 Mainz (“FIB”)

5.	Wagnisfinanzierungsgesellschaft fOr Technologieforderung in Rheinland-Pfalz mbH, Holzhofstral1e 4, 55116 Mainz (“WFT”)

6.	VRP Venture Capital Rheinland-Pfalz GmbH & Co. KG, Holzhofstral3.e 4, 55116 Mainz (“VRP”)

7.	KfW, Ludwig-Erhard-Platz 1-3, 53179 Bonn (“KfW’’)

are the sole shareholders of Galantos Pharma GmbH, Freiligrathstral3.e 12, 55131 Mainz (“Company”).

Waiving on all formalities and notice requirements applicable to shareholders meetings, the sole shareholders of the Company hereby resolve unanimously:

We agree to the sale and transfer of the Company’s Memogain Technology to Neurodyn Life Sciences Inc., Charlottetown, Canada by the Company on the terms and conditions set out in the asset purchase agreement attached hereto.

Other resolutions are not adopted.

Wien, den	Bonn,den

Prof. Dr. Ulrich Jordis	HTGF

Mainz, den	Mainz, den

Schedule C

Neurodyn Royalty Payment Terms and Conditions

For purposes of clarity, this Schedule ‘C’ shall apply to Neurodyn Royalty Payments only, and the Galantos Royalty Payments shall be governed exclusively by the terms set out in the Memogain Asset Purchase Agreement attached as Schedule ‘B’ to this Agreement.

C1.	Definitions:

(a)	“Neurodyn Royalty Payments”: shall mean the payments made in in accordance with section 3.4 of this Agreement.

(b)	“Royalty Date”: shall mean the date of first commercial sale of a Product under this Agreement occurring after the Galantos Royalty End Date.

(c)	“Royalty Due Dates”: shall mean the last working day of each Royalty Quarter of each and every year during which this Agreement remains in effect.

(d)	“Royalty Quarter”: shall mean each calendar quarter during the term of this Agreement commencing with the calendar quarter in which the Royalty Date occurs.

(e)	‘Royalty Year”: shall mean a 12 month period during the term of this Agreement, with the first Royalty Year commencing on the Royalty Date, and each subsequent Royalty Year commencing on each subsequent anniversary of the Royalty Date.

Capitalized terms not defined in this Schedule C shall have the same meaning as elsewhere in this Agreement.

C2. The Neurodyn Royalty Payments shall become due and payable on each respective Royalty Due Date and shall be calculated with respect to the Revenue in the three-month period immediately preceding the applicable Royalty Due Date. The Licensee shall pay the Neurodyn Royalty Payments within 30 days of the same becoming due and payable.

C3. All Neurodyn Royalty Payments made by the Licensee to Neurodyn hereunder shall be made without any reduction or deduction of any nature or kind whatsoever, except as may be prescribed by Canadian law.

C4. The Licensee shall provide Neurodyn with a true and accurate report, giving such particulars of the Product sales conducted by the Licensee and any sublicensees during such Royalty Quarter as are pertinent to an accounting for any Neurodyn Royalty Payments. The particulars of the report shall show the calculation of the Neurodyn Royalty Payment owed for each country for that Royalty Quarter, the exchange rate used to convert any royalty amounts into United States dollars, and the total for each Royalty Quarter in all countries. If no payments are due, it shall be so reported.

C6. All Neurodyn Royalty Payments payable to Neurodyn pursuant to section 3.4 hereunder shall be payable in US Dollars. All currency, received, paid or invoiced during a Royalty Quarter, by the Licensee, shall be converted into US Dollars using an exchange rate equal to the average of the noon rates of exchange for the conversion of such currency into US Dollars as reported by the Bank Of Canada during such Royalty Quarter, or such other exchange rate as the Parties may agree upon. All amounts payable to Neurodyn pursuant to section 3.4 hereunder shall be payable at such place as Neurodyn may reasonably designate, provided, however, that if the law of any foreign country prevents any payment payable to Neurodyn hereunder to be made in such a manner as designated by Neurodyn or prevents any such payment to be made in US Dollars, Neurodyn agrees to accept such the Neurodyn Royalty Payment in form and place as permitted, including deposits by the Licensee in the applicable foreign currency in a local bank or banks in such country designated by Neurodyn.

Scltedule C

MEMOGAIN TECHNOLOGY LICENSE AGREEMENT AMENDMENT

AMENDMENT AGREEMENT No. 1

Effective Date AprU 1 2015

BETWEEN:

Neurodyn Life Sciences Inc. having an address at 439 Hehncken Street

Vancouver, British Columbia, V6B 286

{11Neurodyn11)

AND:

Neurodyn Cognition Inc. having an address at 439 Helmcken Street

Vancouver, British Columbia, V6B 2B6

(the “Licensee”)

Whereas;

a)	Neurodyn entered into a License agreement pursuant to which the Licensee was granted an exclusive world-wide license use and sublicense the Memogaln Technology and any Improvements all as is more particularly set out in the ‘Memogain Technology License Agreement• dated March 23 201S.

b)	It was a term of the Memogain Technology License that the Licensee would reimburse Neurodyn for the Development Bxpenses in the principal amount of USD $ 1.4 million (the ‘Expense Reimbursement Loan’) plus compound interest as more particularly set out in Article 5 of the Memogain Technology License,

c)	The parties acknowledged and agreed that, in order for NCI to attract the financing necessary to continue development of the Memogain Technology the terms of the Bxpense Reimbursement Loan and specifically Article 5 of the Memogain Technology License would need to be amended effective April l 201S.

NOW THEREFORE THIS AGREEMENT WITNBSSETH that in consider tion of the premises and of the mutual covenants herein set forth, the parties hereto have covenanted and agreed as follows:

1 Article S of the Memogain Technology License Agreement dated the dated March 23 201S.is removed in its entirety and replaced by the following;

5. EXPENSE REIMBURSEMENT:

S.l The Licensee shall reimburse Neurodyn, for funds it has expended on the development of the Memogaln Technology, the principal amount of One Million and Four Hundred Thousand Dollars U.S. ($1,4001000,00), together with simple interest at the rate of two (2%) per annum effective arid commencing as at April 1 20IS, provided that the reimbursement of expenses shall not be characterized as an upfront or milestone fee or payment.

5.2 The Licensee shall on II date agreed to by the parties pay to the order of Neurodyn the sum ofUSD $300,000 by way of the issuance of 600,000 Class A treasury shares of the Licensee at adeemed price per share of $0,50 ( the ‘Expense Reimbursement Payment’),

5.3 After giving effect to the Expense Reimbursement Payment the Licensee shall execute a promissory note in favor ofNeurodyn (the ‘Expense Reimbursement Note’) dated as at December 312017 in the principal amount Of One Million One Hundred and Seventy Seven Thousand Seven Hundred and Eighty Six ($1,177,786) Dollars together with simple interest at the rate of two (2%) per annum / $2,000 per month

5.4 The Expense Reimbursement Note shall have a term of 5 years with interest only payments commencing April 1 2019 at the rate of USD ~~$2,100~~ per month., The whole of the principal amount and any outstanding interest accrued thereon shall be due and payable on December 31, 2022. All payments received to be applied first against interest and secondly against principal.

5.6 The Licensee may pay all or any portion of the Expense Reimbursement Note, from time to time as soon as it is financially capable of doing same without impairment of its ability to conduct its business (as determined by the Licensee’s Board of Directors acting reasonably, and applying sound business principles), provided however that the Expense Reimbursement Note shall be wholly due and payable on December 31 2022.

5.5 Should the Licensee enter into a license of all or a portion the Memogain Technology or complete a merger or acquisition, or going public transaction, (a ‘Financing Transaction’) and provided that the Financing Transaction has a value of not less than USD $40,000,000 then the Licensee shall on the closing of the transaction make arrangements acceptable to Neurodyn, acting reasonably, to settle all or a portion of the outstanding principal balance of the Expense Reimbursement Loan.

5.7 Should the Licensee engage in an Financing Transnction (at any time and from time to time) while any amount of the Expense Reimbursement Note is outstanding, Neurodyn with the agreement of the Licensee shall have the right to elect to convert any part (or the whole) of the Expense Reimbursement Note into shares of the Licensee on the same terms as any such Financing Transaction.

5.8 The Licensee acknowledges and agrees that Neurodyn shall be free to assign the Expense Reimbursement Note at any time without the consent of the Licensee and in such event the Licensee’s obligations pursuant to the Expense Reimbursement Note shall remain in full force and effect ns if the Expense Reimbursement Note had been made between the Licensee and the assignee.

2. All other terms and conditions of the Memogain Technology License Agreement dated March 23 2015 shall remain in full force, save and except for the changes and modifications necessary to give effect to this Amendment Agreement No. 1.

3. This Amendment Agreement No. 1 may be executed in one or more counterparts, including by fax, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF the parties have caused this Amendment Agreement No, 1 to be effective from the date first above written.

NEURODYN LIFE SCIENCES

Authorized signatory

NEURODYN COGNITION INC.

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